EXHIBIT 10.2


                                [EXECUTION COPY]

                                CREDIT AGREEMENT

                            Dated as of June 25, 2003

                                      among

                           TRIMBLE NAVIGATION LIMITED,
                                 as the Company,

                            THE SUBSIDIARY BORROWERS,

                       THE INSTITUTIONS FROM TIME TO TIME
                           PARTIES HERETO AS LENDERS,

                            THE BANK OF NOVA SCOTIA,
           as Administrative Agent, Issuing Bank and Swing Line Bank,

                               FLEET NATIONAL BANK
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Co-Syndication Agents,

                                       and

                            UNION BANK OF CALIFORNIA
                                       and

                                WELLS FARGO BANK,
                           as Co-Documentation Agents.

                   -------------------------------------------

                                   Arranged by
                            THE BANK OF NOVA SCOTIA,
                      as Lead Arranger and Sole Book Runner

                                Table of Contents
                                                                            Page

ARTICLE I             DEFINITIONS..............................................1

         1.1      Certain Defined Terms........................................1

ARTICLE II            LOAN FACILITIES.........................................24

         2.1      Revolving Loans.............................................24

         2.2      Term Loans..................................................25

         2.3      Swing Line Loans............................................25

         2.4      Rate Options for all Advances; Maximum Interest Periods.....27

         2.5      Optional Payments; Mandatory Prepayments....................27

         2.6      Reductions and Adjustments of Revolving Loan Commitments....29

         2.7      Method of Borrowing.........................................29

         2.8      Method of Selecting Types and Interest Periods for
                  Advances....................................................29

         2.9      Minimum Amount of Each Advance..............................30

         2.10     Method of Selecting Types and Interest Periods for
                  Conversion and Continuation of Advances.....................30

         2.11     Default Rate................................................31

         2.12     Method of Payment...........................................31

         2.13     Evidence of Debt............................................31

         2.14     Telephonic Notices..........................................32

         2.15     Promise to Pay; Interest and Fees; Interest Payment Dates;
                  Interest and Fee Basis; Taxes; Loan and Control Accounts....32

         2.16     Notification of Advances, Interest Rates, Prepayments
                  and Aggregate Revolving Loan Commitment Reductions .........36

         2.17     Lending Installations.......................................36

         2.18     Non-Receipt of Funds by the Administrative Agent............37

         2.19     Termination Date............................................37

         2.20     Replacement of Certain Lenders..............................37

         2.21     Subsidiary Borrowers........................................38

         2.22     Security....................................................38

ARTICLE III           THE LETTER OF CREDIT FACILITY...........................39

         3.1      Obligation to Issue Letters of Credit.......................39

         3.2      Transitional Provision......................................39

         3.3      Types and Amounts...........................................39

         3.4      Conditions..................................................39

         3.5      Procedure for Issuance of Letters of Credit.................40

         3.6      Letter of Credit Participation..............................40

         3.7      Reimbursement Obligation....................................40

         3.8      Letter of Credit Fees.......................................42

         3.9      Issuing Bank Reporting Requirements.........................42

         3.10     Indemnification; Exoneration................................42

         3.11     Cash Collateral.............................................43

ARTICLE IV            CHANGE IN CIRCUMSTANCES.................................44

         4.1      Yield Protection............................................44

         4.2      Changes in Capital Adequacy Regulations.....................45

         4.3      Availability of Types of Advances...........................45

         4.4      Funding Indemnification.....................................45

         4.5      Lender Statements; Survival of Indemnity....................46

ARTICLE V             CONDITIONS PRECEDENT....................................46

         5.1      Initial Advances and Letters of Credit......................46

         5.2      Initial Advance to Each New Subsidiary Borrower.............48

         5.3      Each Advance and Each Letter of Credit......................49

ARTICLE VI            REPRESENTATIONS AND WARRANTIES..........................49

         6.1      Organization; Corporate Powers..............................49

         6.2      Authorization and Validity..................................49

         6.3      No Conflict; Government Consent.............................50

         6.4      Financial Statements........................................50

         6.5      Material Adverse Change.....................................50

         6.6      Taxes.......................................................50

         6.7      Litigation and Contingent Obligations.......................50

         6.8      Subsidiaries................................................51

         6.9      ERISA.......................................................51

         6.10     Accuracy of Information.....................................51

         6.11     Regulation U................................................52

         6.12     Material Agreements.........................................52

         6.13     Compliance With Laws........................................52

         6.14     Ownership of Properties.....................................52

         6.15     Statutory Indebtedness Restrictions.........................53

         6.16     Environmental Matters.......................................53

         6.17     Insurance...................................................53

         6.18     Labor Matters...............................................53

         6.19     Solvency....................................................54

         6.20     Default.....................................................54

         6.21     Foreign Employee Benefit Matters............................54

         6.22     Collateral Documents........................................54

         6.23     Security....................................................54

         6.24     Subsidiaries................................................54

         6.25     Representations and Warranties of each Subsidiary Borrower..54

ARTICLE VII           COVENANTS...............................................56

         7.1      Reporting...................................................56

         7.2      Affirmative Covenants.......................................60

         7.3      Negative Covenants..........................................63

         7.4      Financial Covenants.........................................70

ARTICLE VIII          DEFAULTS................................................71

         8.1      Defaults....................................................71

ARTICLE IX            ACCELERATION, DEFAULTING LENDERS; WAIVERS,
                      AMENDMENTS AND REMEDIES.................................73

         9.1      Termination of Revolving Loan Commitments; Acceleration.....73

         9.2      Amendments..................................................74

         9.3      Preservation of Rights......................................75

ARTICLE X             GUARANTY................................................75

         10.1     Guaranty....................................................75

         10.2     Waivers.....................................................75

         10.3     Guaranty Absolute...........................................76

         10.4     Acceleration................................................77

         10.5     Marshaling; Reinstatement...................................77

         10.6     Subrogation.................................................77

         10.7     Termination Date............................................77

ARTICLE XI            GENERAL PROVISIONS......................................77

         11.1     Survival of Representations.................................77

         11.2     Governmental Regulation.....................................78

         11.3     Headings....................................................78

         11.4     Entire Agreement............................................78

         11.5     Several Obligations; Benefits of this Agreement.............78

         11.6     Expenses; Indemnification...................................78

         11.7     Numbers of Documents........................................79

         11.8     Accounting..................................................79

         11.9     Severability of Provisions..................................79

         11.10    Nonliability of Lenders.....................................79

         11.11    GOVERNING LAW...............................................79

         11.12    CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.....80

         11.13    Other Transactions..........................................81

ARTICLE XII           THE ADMINISTRATIVE AGENT................................81

         12.1     Appointment; Nature of Relationship.........................81

         12.2     Powers......................................................82

         12.3     General Immunity............................................82

         12.4     No Responsibility for Loans, Creditworthiness,
                  Recitals, Etc...............................................82

         12.5     Action on Instructions of Lenders...........................82

         12.6     Employment of Agents and Counsel............................83

         12.7     Reliance on Documents; Counsel..............................83

         12.8     The Administrative Agent's, Issuing Banks' and
                  Swing Line Bank's Reimbursement and Indemnification.........83

         12.9     Rights as a Lender..........................................84

         12.10    Lender Credit Decision......................................84

         12.11    Successor Administrative Agent..............................84

         12.12    No Duties Imposed Upon Co-Syndication Agent,
                  Co-Documentation Agent or Arranger..........................85

         12.13    Collateral Agent............................................85

ARTICLE XIII          SETOFF; RATABLE PAYMENTS................................85

         13.1     Setoff......................................................85

         13.2     Ratable Payments............................................85

         13.3     Application of Payments.....................................86

         13.4     Relations Among Lenders.....................................86

ARTICLE XIV           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......86

         14.1     Successors and Assigns......................................86

         14.2     Participations..............................................87

         14.3     Assignments.................................................87

         14.4     Confidentiality.............................................90

         14.5     Dissemination of Information................................90

ARTICLE XV            NOTICES.................................................90

         15.1     Giving Notice...............................................90

         15.2     Change of Address...........................................90

         15.3     Authority of Company........................................90

ARTICLE XVI           COUNTERPARTS............................................91

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I  .........Loan Commitments

ANNEX II .........Eurocurrency Payment Offices

EXHIBIT A.........Form of Borrowing/Conversion/Continuation Notice

EXHIBIT B.........Form of Request for Letter of Credit

EXHIBIT C.........Form of Assignment and Acceptance Agreement

EXHIBIT D.........Form of Officer's Certificate

EXHIBIT E.........Form of Compliance Certificate

EXHIBIT F.........Form of Guaranty

EXHIBIT G.........Form of Subordination Agreement

EXHIBIT H-1.......Form of Revolving Loan Note

EXHIBIT H-2.......Form of Term Loan Note

EXHIBIT I.........Form of Assumption Letter

SCHEDULE 1.1.1....Permitted Existing Contingent Obligations

SCHEDULE 1.1.2....Permitted Existing Indebtedness

SCHEDULE 1.1.3....Permitted Existing Investments

SCHEDULE 1.1.4....Permitted Existing Liens

SCHEDULE 3.2......Transitional Letters of Credit

SCHEDULE 6.8......Subsidiaries

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT, dated as of June 25, 2003, is entered into by and among, TRIMBLE NAVIGATION LIMITED, a California corporation (the "Company"), the institutions from time to time parties hereto as Lenders, whether by execution of this Agreement or an Assignment Agreement pursuant to Section 14.3, THE BANK OF NOVA SCOTIA ("BNS"), in its capacity as administrative agent for itself and the other Lenders (the "Administrative Agent"), FLEET NATIONAL BANK ("Fleet") and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), each in its capacity as a co-syndication agent (collectively, the "Co-Syndication Agents"), and UNION BANK OF CALIFORNIA ("UBOC") and WELLS FARGO BANK ("WELLS FARGO"), each in its capacity as a co-documentation agent (collectively, the "Co-Documentation Agents").

                                R E C I T A L S:

         A.     The  Company  has  requested  the  Lenders  to make  financial accommodations to it in the aggregate principal amount of $175,000,000, the proceeds of which the Company will use to (i) repay certain existing indebtedness of the Borrowers (the "Refinancing"); (ii) pay fees and expenses related to the Loans, the Refinancing and all related transactions; and (iii) for ongoing working capital and general corporate needs of the Company and its Subsidiaries.

         B.      The   Lenders   are   willing   to   extend   such   financial
accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I
                                   DEFINITIONS

     1.1 Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding equity interests of another Person.

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 12.11.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loan(s) made by some or all of the Lenders to the applicable Borrower of the same Type and, in the case of Eurocurrency Rate Advances, and for the same Interest Period.

         "Affected Lender" is defined in Section 2.20 hereof.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

         "Aggregate Commitment" means, as of any date of determination, the sum of (a) the Aggregate Revolving Loan Commitment as of such date and (b) the Aggregate Term Loan Commitment as of such date.

         "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitment of all Lenders, as they may be adjusted from time to time pursuant to the terms hereof. The Aggregate Revolving Loan Commitment shall not be greater than One Hundred Twenty Five Million and 00/100 Dollars ($125,000,000.00).

         "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders. The initial Aggregate Term Loan Commitment is Fifty Million and 00/100 Dollars ($50,000,000.00).

         "Agreement" means, on any date, this Credit Agreement as amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "Agreement Accounting Principles" means generally accepted accounting principles as applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 6.4 hereof; provided that for the purposes of determining compliance with the financial covenants set forth in Section 7.4 hereof, "Agreement Accounting Principles" means generally accepted accounting principles as in effect as of the date of this Agreement.

         "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate for such day and
(b) the sum of (i) the Federal Funds Effective Rate for such day and (ii) one half percent (.50%) per annum.

         "Applicable Commitment Fee Percentage" means, as at any date of determination, the rate per annum then applicable in the determination of the amount payable under Section 2.15(c)(i) hereof determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable   Eurocurrency   Margin"   means,   as  at  any   date   of
determination, the rate per annum then applicable to Eurocurrency Rate Loans determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable   Floating   Rate  Margin"   means,   as  at  any  date  of
determination, the rate per annum then applicable to Floating Rate Loans determined in accordance with the provisions of Section 2.15(d)(ii) hereof.

         "Applicable L/C Fee Percentage" means, as at any date of determination, a rate per annum equal to the Applicable Eurocurrency Margin for Eurocurrency Rate Loans in effect on such date.

         "Approved Fund" means, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Arranger" means BNS, as Lead Arranger and Sole Book Runner, in its capacity as arranger for the loan transaction evidenced by this Agreement.

         "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction) to any Person other than the Company or any of its Wholly-Owned Subsidiaries other than (a) the sale or lease of Inventory in the ordinary course of business, (b) the sale or other disposition of any obsolete, excess, damaged or worn-out Equipment disposed of in the ordinary course of business and (c) the sale or liquidation of Cash Equivalents, (d) dispositions or transfers in the nature of a license or sublicense of intellectual property, other than licenses that are exclusive across all regions and fields and (e) other sales, dispositions, leases, conveyances or transfers in the ordinary course of business, consistent with past practices.

         "Assigning Lender" is defined in Section 14.3.

         "Assignment Agreement" means an assignment and acceptance agreement entered into in connection with an assignment pursuant to Section 14.3 hereof in substantially the form of Exhibit C hereto.

         "Assumption Letter" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit I hereto pursuant to which such Subsidiary agrees to become a Subsidiary Borrower and agrees to be bound by the terms and conditions hereof.

         "Authorized Officer" means any of the Chairman of the Board, the President, the Treasurer, any Vice President or the Chief Financial Officer of the Company, acting singly.

         "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or a Foreign Employee Benefit Plan) and in respect of which the Company or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BNS" is defined in the preamble.

         "Borrower" means, as applicable,  any of the Company and the Subsidiary
Borrowers,   together  with  their  respective   successors  and  assigns;   and
"Borrowers" shall mean, collectively, the Company and the Subsidiary Borrowers.

         "Borrowing/Conversion/Continuation Notice" is defined in Section 2.8 hereof.

         "Borrowing Date" means a date on which a Loan is made hereunder.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, New York, New York and San Francisco, California, and (b) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois, New York, New York and San Francisco, California.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Agreement Accounting Principles excluding (a) the cost of assets acquired with Capitalized Lease Obligations,
(b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (c) leasehold improvement expenditures for which the Company or a Subsidiary is reimbursed promptly by the lessor.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; provided that "Capital Stock" shall not include any debt securities convertible into equity securities prior to such conversion.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the government of the United States and backed by the full faith and credit of the United States government; (b) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of
Columbia, any foreign bank, or its branches or agencies, the long-term indebtedness of which institution at the time of acquisition is rated A- (or better) by Standard & Poor's Ratings Group or A3 (or better) by Moody's Investors Services, Inc., and which certificates of deposit and time deposits are fully protected against currency fluctuations for any such deposits with a term of more than ninety (90) days; (c) shares of money market, mutual or similar funds having assets in excess of $100,000,000 and the investments of which are limited to (i) investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (ii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. (all such institutions being, "Qualified Institutions"); (d) commercial paper of Qualified Institutions; provided that the maturities of such Cash Equivalents shall not exceed three hundred sixty-five (365) days from the date of acquisition thereof and (e) other Investments properly classified as "cash" or "cash equivalents" in accordance with Agreement Accounting Principles and made in accordance with the Company's investment policy, as approved by the Company's Board of Directors from time to time.

         "Change" is defined in Section 4.2 hereof.

         "Change of Control" means an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934, provided that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding Capital Stock ordinarily having the right to vote at an election of directors; or

(b) the majority of the board of directors of the Company fails to consist of Continuing Directors; or

(c) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Capital Stock of the Company is reclassified or changed into or exchanged for cash, securities or other property.

         "Closing Date" means the date upon which the conditions precedent set forth in Article V hereof have been satisfied and the initial Loans hereunder made, which date shall be no later than July 14, 2003.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Co-Documentation Agents" is defined in the preamble and includes such Persons' successors and assigns.

         "Collateral Agent" means the collateral agent for the Lenders, selected pursuant to Section 12.13.

         "Collateral Documents" means, collectively, (a) the Security Agreements, the Mortgages, the Pledge Agreements and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between any Borrower or Guarantor and the Lenders, the Administrative Agent or the Collateral Agent for the benefit of the Lenders now or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter fixed in accordance with the UCC or comparable law) against any Borrower or Guarantor as debtor in favor of the Lenders, the Administrative Agent or the Collateral Agent for the benefit of the Lenders as secured party, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commission" means the Securities and Exchange Commission of the United States of America and any Person succeeding to the functions thereof.

         "Commitment" as to each Lender, means such Lender's Revolving Loan Commitment and/or Term Loan Commitment, as the case may be.

         "Company" is defined in the preamble and includes such Person's successors and assigns, including a debtor-in-possession on behalf of such Person.

         "Consolidated Net Assets" means the total assets of the Company and its Subsidiaries on a consolidated basis (determined in accordance with Agreement Accounting Principles), but excluding therefrom all goodwill and other intangible assets under Agreement Accounting Principles.

         "Consolidated Net Worth" means, at a particular date, all amounts which would be included under shareholders' equity on the consolidated balance sheet for the Company and its consolidated Subsidiaries, in each case as determined in accordance with Agreement Accounting Principles but excluding the effects, whether positive or negative, of foreign exchange translation adjustments after the Closing Date.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "Contingent Obligation", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received. The amount of any Contingent Obligation shall be equal to the portion of the obligation so guaranteed or otherwise supported, in the case of known recurring obligations, and the maximum reasonably anticipated liability in respect of the portion of the obligation so guaranteed or otherwise supported assuming such Person is required to perform thereunder, in all other cases.

         "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the date hereof or (b) was nominated for election or elected to such board of directors with the approval of the Continuing Directors who were members of such board at the time of such nomination or election.

         "Contractual Obligation", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (b) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, in each case ((a), (b) or (c)) giving effect to the consummation of the transactions contemplated by the Loan Documents.

         "Co-Syndication Agents" is defined in the preamble and includes such Persons' successors and assigns.

         "Customary Permitted Liens" means:

(a) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or (so long as foreclosure, distraint, sale or other similar proceedings shall not have been commenced or any such proceeding after being commenced is stayed) which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

(b) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not more than sixty (60) days past due or which thereafter can be paid without penalty or which are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

(c) Liens arising with respect to zoning restrictions, easements, encroachments, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges, restrictions or encumbrances on the use of real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary use or occupancy of the real property or with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(d) Liens arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(e) Liens arising from or upon any judgment or award; provided that (i) no Default under Section 8.1(g) has occurred or is continuing at the time of incurrence thereof and (ii) such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

(f) Deposits to secure the performance of bids, trade contracts (other than for Indebtedness for borrowed money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Company's or any Subsidiary's business;

(g) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(i) Liens that are subordinate to the Lien of the Administrative Agent or Lenders which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business.

         "Default" means an event described in Article VIII hereof.

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise: (a) is required to be redeemed prior to the date which is six months after the Facility Termination Date, (b) is redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date which is six months after the Facility Termination Date; or (c) is convertible into or exchangeable or exchangeable for Capital Stock referred to in clause (a) or (b) or Indebtedness having a scheduled maturity prior to the date which is six months after the Facility Termination Date.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "Dollar" and "$" means dollars in the lawful currency of the United States of America.

         "Domestic Subsidiary" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

         "EBITDA" means, for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Net Income, plus (b) cash Interest Expense to the extent deducted in computing Net Income, plus (c) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (d) depreciation expense to the extent deducted in computing Net Income, plus (e) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (f) other non-recurring non-cash charges to the extent deducted in computing Net Income, including, without limitation, (i) certain charges netted against non-recurring credits for the third and fourth fiscal quarters of the 2002 fiscal year, the net amount of which shall not exceed $2,500,000 for such fiscal quarters and (ii) certain charges netted against non-recurring credits for the third fiscal quarter of the 2003 fiscal year, the net amount of which shall not exceed $3,525,000, minus (g) other non-recurring cash or non-cash credits to the extent added in computing Net Income.

         "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to foreign, federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "Environmental Lien" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "Equipment" means all of the Company's and its Subsidiaries' present and future (a) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
(b) other tangible personal property (other than the Company's or its Subsidiaries' Inventory), and (c) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "Extension Request" is defined in Section 2.6(b) hereof.

         "Eurocurrency Base Rate" means, with respect to a Eurocurrency Rate Loan for any specified Interest Period, either (i) the rate of interest per annum equal to the rate for deposits in the approximate amount of the Pro Rata Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Loan with a maturity approximately equal to such Interest Period which appears on Telerate Page 3750, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period or (ii) if no such rate of interest appears on Telerate Page 3750 for any specified Interest Period, the rate at which deposits are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Pro Rata Revolving Share or Pro Rata Term Share, as applicable, of the Administrative Agent of such Eurocurrency Rate Loan and having a maturity approximately equal to such Interest Period. The term "Telerate Page 3750" means the display designated as "Page 3750", on the Dow Jones Market Service (or such other page as may replace Page 3750, on the Dow Jones Market Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates).

         "Eurocurrency Payment Office" of the Administrative Agent shall mean, any agency, branch or Affiliate of the Administrative Agent, specified as the "Eurocurrency Payment Office" in Annex II hereto or such other agency, branch, Affiliate or correspondence bank of the Administrative Agent, as it may from time to time specify to the applicable Borrowers and each Lender as its Eurocurrency Payment Office.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurocurrency Base Rate applicable to such Interest Period divided by (ii) one minus the Reserve Requirement plus (b) the then Applicable Eurocurrency Margin, changing as and when the Applicable Eurocurrency Margin changes.

         "Eurocurrency Rate Advance" means an Advance which bears interest at the Eurocurrency Rate.

         "Eurocurrency  Rate  Loan"  means a Loan made by a Lender  pursuant  to
Section 2.1, which bears interest at the Eurocurrency Rate.

         "Existing Credit Agreement" means that certain Credit Agreement, dated as of January 14, 2003, as modified and in effective immediately prior to the date hereof, among the Company, BNS, Fleet National Bank, as Syndication Agent, and Bank of America, N.A., as Documentation Agent.

         "Facility Termination Date" is defined in Section 2.19.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "Fee Letter" means that certain fee letter, dated as of May 9, 2003, by and between the Company and BNS.

         "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) EBITDA minus Capital Expenditures to (b) Fixed Charges, in each case for the period of four fiscal quarters ending on such date.

         "Fixed Charges" means, with respect to the Company and its Subsidiaries on a consolidated basis, as of any date of determination, (a) cash interest expenses paid on outstanding Indebtedness for the period of four fiscal quarters ending on the date of determination, plus (b) scheduled principal payments on Indebtedness made during such period, plus (c) dividends paid on stock during such period.

         "Floating Rate" means, for any day for any Loan, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the then Applicable Floating Rate Margin.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan, or portion thereof, which bears interest at the Floating Rate.

         "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

         "Foreign Intercompany Transfer" is defined in Section 7.3(a).

         "Foreign  Pension Plan" means any employee benefit plan as described in
Section 3(3) of ERISA which (a) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any member of its Controlled Group, (b) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (c) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "Governmental Acts" is defined in Section 3.10(a) hereof.

         "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

         "Guaranteed Obligations" is defined in Section 10.1 hereof.

         "Guarantor" means each Domestic Subsidiary of the Company that from time to time is party to a Guaranty.

         "Guaranty" means each of (a) that certain Guaranty (and any and all supplements thereto) executed from time to time by each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to Section 7.2(k) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit F attached hereto, and (b) the guaranty by the Company of all of the Obligations of the Subsidiary Borrowers pursuant to this Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Hedging Agreements" is defined in Section 7.3(m) hereof.

         "Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Holders of Obligations" means the holders of the Obligations from time to time and shall include (a) each Lender in respect of its Loans, (b) each Issuing Bank in respect of Reimbursement Obligations owed to it, (c) the Administrative Agent, the Lenders and the Issuing Banks in respect of all other present and future obligations and liabilities of the Company or any of its Subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (d) each Indemnitee in respect of the obligations and liabilities of the Company or any of its Subsidiaries to such Person hereunder or under the other Loan Documents, and (e) their respective successors, transferees and assigns.

         "Indebtedness" of a Person means,  without  duplication,  such Person's
(a) obligations for borrowed money, (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such person's business payable on terms customary in the trade and earn-out payments arising in connection with Permitted Acquisitions),
(c) obligations, whether or not assumed, secured by Liens on or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other similar instruments, (e) Capitalized Lease Obligations, (f) Hedging Obligations,
(g) Contingent Obligations, (h) actual and contingent reimbursement obligations in respect of letters of credit, and (i) the implied debt component of synthetic leases of which such Person is lessee or any other off-balance sheet financing arrangements (including, without limitation, any such arrangements giving rise to any Off-Balance Sheet Liabilities); provided that the term "Indebtedness" shall not include any (a) accrued or deferred interest or other expenses, unless capitalized in accordance with Agreement Accounting Principles, or (b) lease properly classified as an operating lease in accordance with Agreement Accounting Principles. The amount of any item of Indebtedness, except for any item of Indebtedness described in clause (h), shall be the amount of any liability in respect thereof appearing on a balance sheet properly prepared in accordance with Agreement Accounting Principles, except that the amount of any item of Indebtedness described in clause (g) shall be determined in accordance with the definition of Contingent Obligations and the amount of any item of Indebtedness described in clause (i) above shall be the "principal-equivalent" amount of such obligation.

         "Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, whether paid or accrued (including the interest component of Capitalized Leases, commitment fees and fees for stand-by letters of credit), all as determined in conformity with Agreement Accounting Principles.

         "Interest Period" means, with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3), six (6) months or, with the consent of all of the Lenders, nine (9) months, commencing on a Business Day selected by the applicable Borrower on which a Eurocurrency Rate Advance is made to such Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or nine months thereafter; provided that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Inventory" shall mean any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale, rental or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries, and shall include all right, title and interest of the Company or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Company or any of its Subsidiaries.

         "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of any Indebtedness, Equity Interests or other securities, or of a beneficial interest in any Indebtedness, Equity Interests or other securities, issued by any other Person, (b) any purchase by that Person of all or substantially all of the assets of a business (whether of a division, branch, unit operation, or otherwise) conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "Issuing Banks" means BNS or any of its Affiliates in its separate capacity as an issuer of Letters of Credit pursuant to Sections 3.1 and 3.2.

         "L/C Documents" is defined in Section 3.4 hereof.

         "L/C Draft" means a draft drawn on an Issuing Bank pursuant to a Letter of Credit.

         "L/C Interest" shall have the meaning  ascribed to such term in Section
3.6 hereof.

         "L/C Obligations" means, without duplication, an amount equal to the sum of (a) the aggregate amount then available for drawing under each of the Letters of Credit, (b) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the applicable Issuing Bank, (c) the aggregate outstanding amount of all Reimbursement Obligations at such time and (d) the aggregate amount equal to the face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "Lenders" means the lending institutions listed on the signature pages of this Agreement, and their successors and assigns.

         "Lending   Installation"  means,  with  respect  to  a  Lender  or  the
Administrative Agent, any office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent.

         "Letter of Credit" means standby letters of credit to be (a) issued by the Issuing Banks pursuant to Section 3.1 hereof or (b) deemed issued by the Issuing Banks pursuant to Section 3.2 hereof.

         "Leverage Ratio" means, as of any date of  determination,  the ratio of
(a) Total Indebtedness on such date of determination to (b) EBITDA for the most recently ended period of four fiscal quarters (including any fiscal quarters ending on the date of determination.)

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement); provided that in no event shall the lessor's interest under any lease properly classified as an operating lease in accordance with Agreed Accounting Principles be a "Lien" for purposes of this definition.

         "Loan(s)" means, (a) in the case of any Lender, such Lender's portion of any Advance made pursuant to Section 2.1 hereof, and in the case of the Swing Line Bank, any Swing Line Loan made by it pursuant to Section 2.3, and (b) collectively, all Revolving Loans, Term Loans, and Swing Line Loans.

         "Loan Account" is defined in Section 2.13(a) hereof.

         "Loan Documents" means this Agreement, each Assumption Letter executed hereunder, the Collateral Documents, the Guaranty, the Subordination Agreement, the Fee Letter, all Hedging Agreements and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "Loan Parties" means each of the Company, each Subsidiary Borrower and each of the Guarantors.

         "Margin Stock" shall have the meaning ascribed to such term in Regulation U.

         "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations.

         "Mortgages" means one or more deeds of trust, mortgages, leasehold mortgages, assignments of rents or similar documents, satisfactory in form and substance to the Administrative Agent, executed and delivered by the Company and its Domestic Subsidiaries pursuant to or in connection with the transactions contemplated hereby, as the same may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, or was required to be, contributed to by either the Company or any member of the Controlled Group.

         "Net Income" means, for any period, the net income (or loss) after taxes of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "Net Proceeds" means (a) with respect to any Asset Sale, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any debt or equity securities of the Company or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be paid or accrued as a liability as a consequence of such transactions.

         "Nonextending Lender" is defined in Section 2.6(b) hereof.

         "Notice of Assignment" is defined in Section 14.3(b) hereof.

         "Obligations" means all Loans, L/C Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers or any of their Subsidiaries to the Administrative Agent, any Lender, the Swing Line Bank, any Arranger, any Affiliate of the Administrative Agent or any Lender, any Issuing Bank or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the L/C Documents or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, reasonable paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "Obligor" is defined in Section 10.1 hereof.

         "Off-Balance Sheet Liabilities" of a Person means (i) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables sold by such Person or any of its Subsidiaries, (ii) any liability of such Person or any of its Subsidiaries under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person, (iii) any liability of such Person or any of its Subsidiaries under any financing lease or so-called "synthetic" lease transaction, or (iv) any obligations of such Person or any of its Subsidiaries arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries.

         "Other Taxes" is defined in Section 2.15(e)(ii) hereof.

         "Participants" is defined in Section 14.2(a) hereof.

         "Payment Date" means the last day of each March, June, September and December, the date on which the Aggregate Revolving Loan Commitment shall terminate or be cancelled, and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Acquisition" is defined in Section 7.3(f) hereof.

         "Permitted Acquisition Basket" is defined in Section 7.3(f) hereof.

         "Permitted  Existing  Contingent   Obligations"  means  the  Contingent
Obligations of the Company and its  Subsidiaries  identified as such on Schedule
1.1.1 to this Agreement.

         "Permitted Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "Permitted Existing Investments" means the Investments of the Company and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "Permitted Existing Liens" means the Liens on assets of the Company and its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

         "Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or other entity of any kind, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan defined in Section 3(3) of ERISA, other than a Multiemployer Plan, in respect of which the Company or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements" means one or more pledge agreements, each in form and substance satisfactory to the Administrative Agent, executed and delivered by the Company and/or certain of its Subsidiaries pursuant to or in connection with transactions contemplated by this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Prime Rate" means the "prime rate" of interest announced by BNS from time to time at its New York office, changing when and as said prime rate changes.

         "Pro Rata Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Revolving Loan Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Revolving Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's share of the obligations to purchase participations in Letters of Credit plus (C) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans, by
(ii) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Letters of Credit, plus (C) the aggregate outstanding amount of all Swing Line Loans.

         "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) such Lender's Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement) by (b) the Aggregate Commitment at such time (as adjusted from time to time in accordance with the provisions of this Agreement); provided that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the sum of (A) such Lender's Revolving Loans, plus (B) such Lender's Term Loans, plus (C) such Lender's share of the obligations to purchase participations in Letters of Credit plus (D) such Lender's share of the obligations to refund or purchase participations in Swing Line Loans, by (ii) the sum of (A) the aggregate outstanding amount of all Revolving Loans, plus (B) the aggregate outstanding amount of all Term Loans, plus (C) the aggregate outstanding amount of all Letters of Credit, plus (D) the aggregate outstanding amount of all Swing Line Loans.

         "Pro Rata Term Share" means, with respect to any Lender, the percentage obtained by dividing such Lender's Term Loan Commitment by the Aggregate Term Loan Commitment.

         "Purchasers" is defined in Section 14.3(a) hereof.

         "Rate Option" means the Eurocurrency Rate or the Floating Rate, as applicable.

         "Receivable(s)" means and includes all of the Company's and its Subsidiaries' presently existing and hereafter arising or acquired accounts, accounts receivable, notes receivable, and all present and future rights of the Company or its Subsidiaries, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "Refinancing" is defined in the first recital.

         "Register" is defined in Section 14.3(c) hereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "Reimbursement Obligation" is defined in Section 3.7 hereof.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Repatriated Funds" means amounts paid by Foreign Subsidiaries to the Company or any Domestic Subsidiary in respect of the repayment of intercompany loans, dividends and return of capital.

         "Replacement Lender" is defined in Section 2.20 hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after such event occurs, provided that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Required Lenders" means Lenders hereunder whose Pro Rata Shares, in the aggregate, are more than fifty percent (50%).

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Reserve Requirement" shall mean, at any time, the maximum reserve requirement, as the prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in the Company's or such Subsidiaries' Equity Interests other than Disqualified Stock or in options, warrants or other rights to purchase such common stock, (b) any redemption, retirement, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, other than in exchange for Equity Interests other than Disqualified Stock of the Company, and (c) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Indebtedness subordinated to the Obligations.

         "Revolving Credit Availability" means, at any particular time, the amount by which (a) the Aggregate Revolving Loan Commitment at such time exceeds
(b) the Revolving Credit Obligations outstanding at such time.

         "Revolving Credit Obligations" means, at any particular time, the sum of (a) the outstanding Revolving Loans at such time, plus (b) the outstanding L/C Obligations at such time, plus (c) the outstanding principal amount of all Swing Line Loans at such time.

         "Revolving  Loan" and  "Revolving  Loans" are  defined  in Section  2.1 hereof.

         "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth on Annex I to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or the signature page of the assignment and acceptance by which it became a Lender as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

         "Revolving Loan Replacement Lender" is defined in Section 2.6(b) hereof.

         "Revolving Loan Termination Date" means June 25, 2006; provided that the Revolving Loan Termination Date may be extended pursuant to Section 2.6(b).

         "Sale and Leaseback Transaction" shall mean any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), (a) which the Company or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (b) which the Company or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Company or one of its Subsidiaries to any other Person in connection with such lease.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Security Agreements" means one or more security agreements, each in form and substance satisfactory to the Administrative Agent, executed and delivered by the Company and its Domestic Subsidiaries pursuant to or in connection with transactions contemplated by this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Single Employer Plan" means a Benefit Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

(a) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

(b)      it is then able and expects to be able to pay its debts as they mature;
         and

(c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "Subordination Agreement" means that certain Subordination Agreement (and any and all supplements thereto) executed from time to time by each Subsidiary of the Company which may now or in the future have any claim against any Loan Party and each other Subsidiary of the Company as required pursuant to
Section 7.2(k) in favor of the Administrative Agent for the benefit of itself and the Holders of Obligations, in substantially the form of Exhibit G attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary" of a Person means (a) any corporation more than fifty (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, limited liability company, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" mean a Subsidiary of the Company.

         "Subsidiary Borrower" means each Subsidiary of the Company (whether now existing or hereafter formed) duly designated by the Company pursuant to Section
2.21 to request Advances hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.21 and such other documents as may be required pursuant to this Agreement, in each case together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "Swing Line Bank" means BNS and its successors and assigns.

         "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

         "Swing Line Loan" means a Loan made to the Company by the Swing Line Bank pursuant to Section 2.3 hereof.

         "Taxes" is defined in Section 2.15(e)(i) hereof.

         "Term Loan" and "Term Loans" are defined in clause (a) of Section 2.2.

         "Term Loan Commitment" means, for each Lender, (a) prior to the making of the Term Loans, the amount set forth on Annex I to this Agreement opposite its name thereon under the heading "Term Loan Commitment" and (b) after the making of the Term Loans, the outstanding principal balance of its Term Loan.

         "Term Loan Maturity Date" means June 25, 2007.

         "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of the Company or any member of the Controlled Group from a Benefit Plan during a plan year in which the Company or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Company or any member of the Controlled Group; (c) the imposition of an obligation on the Company or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or Foreign Pension Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA which are reasonably likely to lead to the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) that a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan in place of the existing administrator, or (g) the partial or complete withdrawal of the Company or any member of the Controlled Group from a Multiemployer Plan or Foreign Pension Plan.

         "Total Indebtedness" means, without duplication, (a) all Indebtedness for borrowed money of the Company and its Subsidiaries, on a consolidated basis, plus, without duplication, (b) (i) the face amount of all outstanding letters of credit (including Letters of Credit) in respect of which the Company or any Subsidiary has any actual or contingent reimbursement obligation, plus (ii) the principal amount of all Indebtedness of any Person in respect of which the Company or any Subsidiary has a Contingent Obligation, plus (iii) Indebtedness of the Company and its Subsidiaries evidenced by notes, acceptances or similar instruments, plus (iv) Capitalized Lease Obligations of the Company and its Subsidiaries, plus (v) the implied debt component of synthetic leases of which the Company or any of its Subsidiaries is lessee, plus (vi) Hedging Obligations of the Company and its subsidiaries.

         "Transferee" is defined in Section 14.5 hereof.

         "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurocurrency Rate Loan.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "Unfunded Liabilities" means (a) in the case of Single Employer Plans, the amount (if any) by which the aggregate accumulated benefit obligations exceeds the aggregate fair market value of assets of all Single Employer Plans as of the most recent measurement date for which actuarial valuations have been completed and certified to the Company, all as determined under FAS 87 using the methods and assumptions used by the Company for financial accounting purposes, and (b) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.

         "Unmatured Default" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled, in each case, other than director qualifying shares. Unless the context otherwise requires, "Wholly-Owned Subsidiary" means a wholly-owned subsidiary of the Company.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.

     1.2. References. Any references to Subsidiaries of the Company set forth herein shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder.


ARTICLE II
                                 LOAN FACILITIES

         On the terms and subject to the conditions of this Agreement, the Lenders severally agree to make the Loans as set forth below.

     2.1 Revolving Loans.

     (a) Upon the satisfaction of the conditions precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans in Dollars to the Borrowers from time to time, in an amount not to exceed such Lender's Pro Rata Revolving Share of Revolving Credit Availability at such time (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans"), provided that at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the applicable Revolving Loan Termination Date. Revolving Loans shall be, at the option of the applicable Borrower, selected in accordance with Section 2.10, and shall be either Floating Rate Loans or Eurocurrency Rate Loans. On the Revolving Loan Termination Date, each Borrower shall repay in full the outstanding principal balance of Revolving Loans made to it. The Revolving Loans shall be made by each Lender ratably in proportion to such Lender's respective Pro Rata Revolving Share.

     (b) Making of Revolving Loans. Promptly after receipt of the Borrowing/ Conversion/Continuation Notice under Section 2.8 in respect of Revolving Loans, the Administrative Agent shall notify each Lender with a Revolving Loan Commitment, of the requested Revolving Loan. Each Lender with a Revolving Loan Commitment shall make available its Revolving Loan in accordance with the terms of Section 2.7. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's office in New York, New York on the applicable Borrowing Date and shall disburse such proceeds in accordance with the applicable Borrower's disbursement instructions set forth in such Borrowing/Conversion/Continuation Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

     2.2 Term Loans.

     (a) Upon the satisfaction of the conditions  precedent set forth in Section
5.1 and 5.3, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make a single term loan to the Company on the Closing Date, in Dollars, in an amount not to exceed such Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed. The Company shall repay all outstanding principal and all accrued but unpaid interest on the Term Loan Maturity Date.

     (b) Term Loan Amortization. The Term Loans shall be payable in quarterly installments in the amounts and on the dates as follows:

                  PAYMENT DATE                                 AMOUNT
                  ------------                                 ------
                  September 30, 2003                         $3,125,000
                  December 31, 2003                          $3,125,000
                  March 31, 2004                             $3,125,000
                  June 30, 2004                              $3,125,000
                  September 30, 2004                         $3,125,000
                  December 31, 2004                          $3,125,000
                  March 31, 2005                             $3,125,000
                  June 30, 2005                              $3,125,000
                  September 30, 2005                         $3,125,000
                  December 31, 2005                          $3,125,000
                  March 31, 2006                             $3,125,000
                  June 30, 2006                              $3,125,000
                  September 30, 2006                         $3,125,000
                  December 31, 2006                          $3,125,000
                  March 31, 2007                             $3,125,000
                  Term                                       Loan   Maturity
                                                             Date $3,125,000
                                                             or  such  other
                                                             amount as shall
                                                             then be
                                                             outstanding.
        2.3      Swing Line Loans.

     (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 5.1, 5.2 and 5.3, as applicable, from and including the Closing Date and prior to the Revolving Loan Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make swing line loans (each, individually, a "Swing Line Loan" and collectively, the "Swing Line Loans") to the Company from time to time in Dollars; provided that at no time shall the aggregate outstanding principal amount of all Swing Line Loans exceed the Swing Line Commitment; provided, further, that at no time shall the Revolving Credit Obligations exceed the Aggregate Revolving Loan Commitment.

     (b) Borrowing/Conversion/Continuation Notice; Interest Rate. The Company and/or the applicable Borrower shall deliver to the Administrative Agent and the Swing Line Bank (if the Swing Line Bank is not BNS) a Borrowing/Conversion/Continuation Notice, signed by it, not later than 12:00 noon (New York time) on the Borrowing Date of each Swing Line Loan (or at such later time as may be acceptable to the Swing Line Bank in its sole discretion), specifying (i) the applicable Borrowing Date (which date shall be a Business Day and which may be the same date as the date the Borrowing/Conversion/Continuation Notice is given, (ii) the aggregate amount of the requested Swing Line Loan, the amount of which shall be not less than $1,000,000 and (iii) payment instructions for the disbursement of such Loans. The Swing Line Loans shall bear interest at the Floating Rate.

     (c) Making of Swing Line Loans. Not later than 3:00 p.m. (New York time) on the applicable Borrowing Date, the Swing Line Bank shall make available its Swing Line Loan, in funds immediately available in New York, New York to the Administrative Agent at its address specified pursuant to Article XV. The Administrative Agent will promptly make the funds so received from the Swing Line Bank available to the Company on the Borrowing Date at the Administrative Agent's aforesaid address.

     (d) Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Company on or before the seventh (7th) Business Day after the Borrowing Date for such Swing Line Loan. The Company may at any time pay, without penalty or premium, all outstanding Swing Line Loans. In addition, the Administrative Agent (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, (ii) shall at any time upon the request of the Swing Line Bank in its sole discretion, or (iii) shall on the seventh (7th) Business Day after the Borrowing Date of any Swing Line Loan, require (by giving notice thereof to each Lender with a Revolving Loan Commitment not later than 10:00 a.m. (New York time) one Business Day before the date of such Loan) each Lender with a Revolving Loan Commitment (including the Swing Line Bank) to make a Revolving Loan in the amount of such Lender's Pro Rata Revolving Share of such Swing Line Loan, for the purpose of repaying all or any outstanding portion of such Swing Line Loan. Not later than 2:00 p.m. (New York time) on the date of any notice received pursuant to this Section 2.3(d), each Lender shall make available its required Revolving Loan, in funds immediately available in New York to the Administrative Agent at its address specified pursuant to Article
XV. Revolving Loans made pursuant to this Section 2.3(d) shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Unless a Lender shall have notified the Swing Line Bank, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 5.1, 5.2 and 5.3, as applicable, had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.3(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Bank or any other Person, (b) the failure to satisfy any condition set forth herein or the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Company, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the
Administrative Agent of any amount due under this Section 2.3(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.3(d) or may not make any Revolving Loan required by this Section 2.3, such Lender shall be deemed, at the option of the Administrative Agent or the Swing Line Bank, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest and participation in the Swing Line Loan in the amount of such Revolving Loan, and such interest and participation shall be paid by such Lender upon demand by the Swing Line Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Revolving Loan Termination Date, the Company shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.4 Rate Options for all Advances; Maximum Interest Periods. The Revolving Loans and Term Loans may be Floating Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Company or the applicable Borrower in accordance with Section 2.9. The Company or the applicable Borrower may select, in accordance with Section 2.9, Rate Options and Interest Periods applicable to portions of the Revolving Loans and Term Loans; provided that there shall be no more than twelve (12) Interest Periods in effect with respect to all of the Loans at any time.

     2.5 Optional Payments; Mandatory Prepayments.

     (a) Optional Payments. The Company or the applicable Borrower may from time to time and at any time upon at least one (1) Business Day's prior written notice repay or prepay without penalty or premium all or any part of outstanding Floating Rate Advances in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof. Eurocurrency Rate Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 4.4, provided that the applicable Borrower may not so prepay Eurocurrency Rate Advances unless it shall have provided at least four (4) Business Days' prior written notice to the Administrative Agent of such prepayment. All Advances repaid or prepaid pursuant to this Section shall be paid in Dollars.

     (b) Mandatory Prepayments of Loans.

          (i) If at any time and for any reason the Revolving Credit Obligations are greater than the Aggregate Revolving Loan
               Commitment, the Company shall immediately make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess.

          (ii) The Company shall make all mandatory  prepayments  required under
               Section 2.6.

          (iii)So long as any Term Loans are outstanding, the Company shall prepay the Term Loans in an amount equal to 100% of (A) the Net Proceeds realized upon any Asset Sale made by the Company or its Subsidiaries to the extent Net Proceeds of all Asset Sales in any fiscal year exceeds $2,000,000, (B) any insurance proceeds received by the Company or its Subsidiaries in respect of any casualty involving such Person's property and (C) any payments received by the Company or its Subsidiaries from a condemnation of such Person's property, to the extent any of the foregoing amounts are not applied (or committed to be applied) within one hundred and eighty (180) days after the consummation or receipt thereof, as applicable, to the purchase of similar assets that are not classified as current assets under Agreement Accounting Principles and are used or useful in the business of the Company or its Subsidiaries or to the repair or restoration of the Company's or its Subsidiaries' property; provided that the Company shall not be required to make any prepayments pursuant to this Section 2.5(b)(iii) if (x) no Default or Unmatured Default exists at such time and (y) the Leverage Ratio of the Company and its Subsidiaries, as reflected in the compliance certificate delivered pursuant to Section 7.1(a)(iii), is less than 2.25:1 as of the last day of the most recent fiscal quarter prior to the receipt of such proceeds. If the Company or the applicable Subsidiary does intend to so reinvest any such amounts, the Company shall give notice of such intent (and the amount intended to be reinvested) to the Administrative Agent upon receipt of such proceeds. Pending such reinvestment, the Company shall use such amounts to pay down the principal amount of the Revolving Loans to the extent thereof (but without a permanent reduction of the Revolving Loan Commitments). If the Company or the applicable Subsidiary does not intend to so reinvest such proceeds or if the period set forth in the immediately preceding sentence expires without the Company or such Subsidiary having reinvested such proceeds, the Company shall prepay the Term Loans (within one (1) Business Day of the expiration of said one hundred and eighty
               (180) day period) in an amount equal to such proceeds after giving effect to all reinvestments permitted by this subsection.

          (iv) So long as any Term Loans are outstanding, if the Company shall issue new Equity Interests or receive any capital contributions, the Company shall promptly notify the Administrative Agent of the estimated Net Proceeds of such issuance or of such capital contribution to be received in respect thereof. Promptly upon, and in no event later than one (1) Business Day after, receipt by the Company of Net Proceeds of such issuance or of such capital contribution, the Company shall prepay the Term Loans in an amount equal to 100% of such Net Proceeds or capital contribution; provided that the Company shall only be required to prepay the Term Loans to the extent that, on a pro forma basis after giving effect to such prepayment, the Leverage Ratio of the Company and its Subsidiaries, as reflected in the compliance certificate delivered pursuant to Section 7.1(a)(iii), is greater than 2.50:1 as of the last day of the most recent fiscal quarter prior to the date of the receipt of such Net Proceeds. Notwithstanding the foregoing, in no event shall the Company's obligation to prepay the Term Loans pursuant to an issuance under this Section 2.5(b)(iv) exceed an amount equal to the Net Proceeds of such issuance.

          (v) So long as any Term Loans are outstanding, the Company shall immediately prepay the Term Loans in an amount equal to 100% of the Net Proceeds of any Indebtedness issued by the Company or any Subsidiary (excluding Indebtedness permitted pursuant to Section 7.3(c)).

          (vi) All of the mandatory prepayments made under Section 2.5(b)(i)-(ii) shall be applied to the Revolving Credit Obligations, first to Floating Rate Loans and to any Eurocurrency Rate Loans maturing on such date and then to subsequently maturing Eurocurrency Rate Loans in order of maturity.

          (vii)Any prepayments pursuant to Sections 2.5(b)(iii)-(v) shall be applied to the outstanding principal balance of the Term Loans, first to Floating Rate Loans and to any Eurocurrency Rate Loans maturing on such date and then to subsequently maturing
               Eurocurrency Rate Loans, and applied against all remaining scheduled principal installments in inverse order of maturity and, after the repayment of all Term Loans, to the repayment of the outstanding principal amount under, and a reduction in, the Revolving Loan Commitment.

     2.6 Reductions and Adjustments of Revolving Loan Commitments and Extensions of Revolving Loan Termination Date.

     (a) The Company may permanently reduce (i) the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders with a Revolving Loan Commitment, in an aggregate minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount (unless the Aggregate Revolving Loan Commitment is reduced in whole) or (ii) the Swing Line Commitments in whole or in part in amounts of $1,000,000 upon at least three (3) Business Day's prior written notice to the Administrative Agent and the Swing Line Bank, which notice shall specify the amount of any such reduction; provided that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations or below the aggregate amount of the Swing Line Commitment. All accrued commitment fees shall be payable on the effective date of any termination of all or any part the obligations of the Lenders to make Loans hereunder.

     (b) The Revolving Loan Termination Date may be extended for two successive one year periods upon the written request of the Company with the express written consent of each Lender with a Revolving Loan Commitment. Not later than the date that is 90 days prior to the then-effective Revolving Loan Termination Date, the Company shall, at its option, in a written notice to the Administrative Agent request (an "Extension Request") that the Revolving Loan Termination Date be extended for a period of one year. The Administrative Agent shall promptly inform the Lenders of such Extension Request. Each Lender with a Revolving Loan Commitment may consent to such Extension Request by delivering to the Administrative Agent its express written consent thereto no later than 60 days prior to the then-effective Revolving Loan Termination Date. Each Borrower acknowledges that each Lender's decision to consent to or reject an Extension Request shall be a new credit determination by each such Lender and as such each Lender may withhold its consent, or condition its consent upon additional or different terms, in each case in its sole and absolute discretion. If (i) any Lender notifies the Administrative Agent in writing on or before the 60th day prior to the then-effective Revolving Loan Termination Date that it will not consent to such Extension Request or (ii) all of the Lenders with a Revolving Loan Commitment have not in writing expressly consented to any such Extension Request on or before the 60th day prior to the then-effective Revolving Loan Termination Date, then the Administrative Agent shall immediately notify the Company and the Company, at its option, may (x) withdraw such Extension Request at any time prior to the date that is 10 days prior to the then-effective Revolving Loan Termination Date, or (y) replace each Lender which has not agreed to such Extension Request (a "Nonextending Lender") with another commercial lending institution reasonably satisfactory to the Administrative Agent (a "Revolving Loan Replacement Lender") by giving notice (not later than the date 20 days prior to the then-effective Revolving Loan Termination Date) of the name of such Revolving Loan Replacement Lender to the Administrative Agent; provided unless the Lenders with a Revolving Loan Commitment (including Revolving Loan Replacement Lenders) have agreed to such Extension Request on or before the 20th day prior to the then-effective Revolving Loan Termination Date, such Extension Request shall be automatically withdrawn. Unless the Administrative Agent shall object to the identity of such proposed Revolving Loan Replacement Lender prior to the date 10 days prior to the then-effective Revolving Loan Termination Date, upon notice from the Administrative Agent, each Nonextending Lender shall promptly (but in no event later than the then-effective Revolving Loan Termination Date) assign all of its interests hereunder to such Revolving Loan Replacement Lender in consideration for an amount equal to such Nonextending Lender's Pro Rata Share of the outstanding principal amount of the Loans and Reimbursement Obligations, plus accrued but unpaid interest thereon, plus accrued but unpaid fees and all other amounts owing to such Nonextending Lender under the Loan Documents, all in accordance with the provisions of Section 14.3. If the Lenders agree to such Extension Request in accordance with this Section, the Revolving Loan Termination Date shall be extended in accordance with such Extension Request; provided that with respect to each Nonextending Lender that has not been replaced by the Company in accordance with the terms of this Section, the Commitment of each such Nonextending Lender shall terminate on the original Revolving Loan Termination Date (as such date may have been previously extended), and the Borrowers shall pay to the Administrative Agent for the account of each such Nonextending Lender on or before the then current Revolving Loan Termination Date, such Nonextending Lender's Pro Rata Share of the principal of and interest on all outstanding Loans and Reimbursement Obligations, plus accrued but unpaid fees and all other amounts owing to such Nonextending Lender under the Loan Documents, and the Aggregate Revolving Loan Commitment shall be irrevocably reduced by an amount equal to the sum of the Revolving Loan Commitment of all such Nonextending Lenders. If all Lenders consent to any such Extension Request (or if all Nonextending Lenders are replaced in accordance with this Section), then as of 5:00 p.m. New York time on the original Revolving Loan Termination Date (as such date may have been previously extended), such Revolving Loan Termination Date shall be deemed to have been extended for, and shall be the date, one year after the then-effective Revolving Loan Termination Date (as such date may have been previously extended).

     2.7 Method of Borrowing. Not later than 2:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan in immediately available funds to the Administrative Agent at its address specified on its signature page hereto or as otherwise specified pursuant to Article XV, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment office, in which case each Lender shall make available its Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 12:00 noon (local time in the city of the Administrative Agent's Eurocurrency Payment Office). The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address or Eurocurrency Payment Office, as applicable.

     2.8 Method of Selecting Types and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period applicable to each such Eurocurrency Rate Advance from time to time. The applicable Borrower shall give the Administrative Agent irrevocable notice in substantially the form of Exhibit A hereto (a "Borrowing/Conversion/Continuation Notice") not later than 11:00 a.m. (New York time) (a) one (1) Business Day before the Borrowing Date of each Floating Rate Advance, and (b) three (3) Business Days before the Borrowing Date for each Eurocurrency Rate Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Loan, the Interest Period. Each Floating Rate Advance and all Obligations other than Loans shall bear interest from and including the date of the making of such Advance in the case of Loans, and the date such Obligation is due and owing in the case of such other Obligations, to (but not including) the date of repayment thereof at the Floating Rate, changing when and as such Floating Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance and shall change as and when the Applicable Eurocurrency Margin changes.

     2.9 Minimum Amount of Each Advance. Each Advance (other than an Advance to repay a Swing Line Loan or Reimbursement Obligation) shall be a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof; provided that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

     2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

     (a) Right to Convert. The applicable Borrower may elect from time to time, subject to the provisions of Section 2.4 and this Section 2.10, to convert all or any part of a Loan (other than a Swing Line Loan) of any Type into any other Type or Types of Loans (other than a Swing Line Loan); provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (b) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans shall be automatically converted into Floating Rate Loans unless the Company shall have given the Administrative Agent notice in accordance with Section 2.10(d) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan.

     (c) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(a) or Section 2.10(b), no Loan may be converted into or continued as a Eurocurrency Rate Loan (except with the consent of the Required Lenders) when any Default or Unmatured Default has occurred and is continuing.

     (d) Borrowing/Conversion/Continuation Notice. The Company shall give the Administrative Agent a Borrowing/Conversion/Continuation Notice with respect to each conversion of a Floating Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan not later than 11:00 a.m. (New York time) three (3) Business Days prior to the date of the requested conversion or continuation, with respect to any Loan to be converted or continued as a Eurocurrency Rate Loan in Dollars.

     2.11 Default Rate. After the occurrence and during the continuance of a Default, each outstanding Loan shall bear interest at a rate equal to the rate otherwise applicable thereto (giving effect to the provisions of Section 2.15(d)(ii)) plus 2% per annum.

     2.12 Method of Payment. All payments of principal, interest, fees, commissions, and other amounts payable hereunder shall be made, without setoff, deduction or counterclaim in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XV with respect to Advances or other Obligations, or at any other Lending
Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 1:00 p.m. (New York time) on the date when due and shall be applied ratably among the applicable Lenders with respect to any principal and interest due in connection with Loans. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender. The Company authorizes the Administrative Agent to charge the account of the Company maintained with BNS for each payment of principal, interest, fees, commissions and L/C Obligations as it becomes due hereunder. Each reference to the Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to each Issuing Bank, in the case of payments required to be made by the Company to any Issuing Bank pursuant to Article III.

     2.13 Evidence of Debt.

     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the indebtedness of the Borrowers owing to such Lender hereunder from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Register maintained by the Administrative Agent pursuant to Section 14.3(c) shall reflect (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 14.3, (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (c) The entries made in the Loan Account, the Register and the other accounts maintained pursuant to subsections (a) or (b) of this Section shall be presumptively correct for all purposes, absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.

     (d) Any Lender may request that the Revolving Loans or the Term Loans made by it each be evidenced by a promissory note in substantially the forms of Exhibit H-1, or Exhibit H-2, respectively, to evidence such Lender's Revolving Loans or Term Loans, as applicable. In such event, the applicable Borrower shall promptly prepare, execute and deliver to such Lender a promissory note for such Loans payable to the order of such Lender and in a form approved by the
Administrative Agent and consistent with the terms of this Agreement. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 14.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     2.14 Telephonic Notices. The Borrowers authorize the Lenders and the Administrative Agent to extend Loans, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the applicable Borrower. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.15 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

     (a) Promise to Pay. Each Borrower unconditionally promises to pay when due the principal amount of each Loan and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the other Loan Documents.

     (b) Interest Payment Dates. Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, upon any prepayment whether by acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (ii) upon repayment thereof in full or in part, and (iii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (c) Fees.

          (i) The Company shall pay to the Administrative Agent for the account of the Lenders in accordance with their Pro Rata Revolving Shares, from and after the date of this Agreement until the Revolving Loan Termination Date, a non-refundable commitment fee accruing at the rate of the then Applicable Commitment Fee Percentage on the unutilized portion of such Lender's Revolving Loan Commitment. The commitment fee shall be payable in arrears on each Payment Date hereafter, and, in addition, on any date on which the Revolving Loan Commitment shall be terminated in whole or, with respect to such terminated amount, in part.

          (ii) The Company agrees to pay to the Administrative Agent, for the sole account of the Administrative Agent (unless otherwise agreed between the Administrative Agent and any Lender) the fees set forth in the Fee Letter, payable at the times and in the amounts set forth therein.

     (d) Interest and Fee Basis; Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

          (i) Interest on all Eurocurrency Rate Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on all Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365-, or when appropriate 366-, day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 3:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

          (ii) The Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be determined from time to time on the basis of the then applicable Leverage Ratio in accordance with the following table (provided that the Applicable Margin for all Loans shall be no less than 0.75% (for Floating Rate Loans) and 1.75% (for Eurocurrency Rate Loans) for the period commencing on the Closing Date and ending on the date that the quarterly compliance certificate is delivered for the second full fiscal quarter following the Closing Date):

                    APPLICABLE FLOATING    APPLICABLE      APPLICABLE COMMITMENT
LEVERAGE RATIO          RATE MARGIN       EUROCURRENCY       FEE PERCENTAGE
                                            MARGIN

Less than 1.50             0.50%             1.50%                 0.375%

1.50 or greater,           0.75%             1.75%                 0.375%
but less than 2.00

2.00 or greater,           1.00%             2.00%                 0.500%
but less than 2.25

2.25 or greater,           1.50%             2.50%                 0.500%
but less than 2.50

2.50 or greater,           1.75%             2.75%                 0.500%
but less than 2.75

2.75 or greater            2.00%             3.00%                 0.500%


     Upon receipt of the financial statements to be delivered by the Company in accordance with Section 7.1(a)(i) or (ii), as applicable, for any fiscal quarter or, if earlier, upon receipt of the Company's audited financial statements for any fiscal year, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be adjusted, such adjustment being effective five (5) Business Days following the Administrative Agent's receipt of such financial statements and the compliance certificate required to be delivered in connection therewith pursuant to Section 7.1(a)(iii); provided that if the Company shall not have timely delivered its financial statements in accordance with Section 7.1(a)(i) or (ii), as applicable, then commencing on the date upon which such financial statements should have been delivered and continuing until such financial statements are actually delivered, it shall be assumed for purposes of determining the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage that the Leverage Ratio was greater than 2.75 to 1.0. Notwithstanding the foregoing, for so long as any Default shall have occurred and be continuing, the Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage shall be the highest Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Margin set forth in the foregoing table.

     (e) Taxes.

          (i) Any and all payments by the Borrowers hereunder (whether in respect of principal, interest, fees or otherwise) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any interest, penalties and liabilities with respect thereto but excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's or the Administrative Agent's, as the case may be, net income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 2.15(e)) such Lender or the Administrative Agent (as the case may be) receives an amount  equal  to the  sum it  would  have  received  had no such deductions or withholdings been made, (ii) the applicable Borrower shall make such deductions or withholdings, and (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

          (ii) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "Other Taxes").

          (iii)The Company and each Subsidiary Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(e)) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender or the Administrative Agent under this Section 2.15(e) submitted to the applicable Borrower and the Administrative Agent (if a Lender is so submitting) by such Lender or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

          (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by the Company or any Subsidiary Borrower, the Company shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

          (v) Without prejudice to the survival of any other agreement of the Company and the Subsidiary Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.15(e) shall survive the payment in full of all Obligations, the termination of the Letters of Credit and the termination of this Agreement.

          (vi) Each Lender (including any Replacement Lender or Purchaser) that is not created or organized under the laws of the United States of America or a political subdivision thereof (each a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 14.3 hereof (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), either (A) two (2) duly completed copies of either (x) IRS Form W-8BEN, or (y) IRS Form W-8ECI, or in either case an applicable successor form or
               (B) in the case of a Non-U.S. Lender that is not legally entitled to deliver either form listed in clause (vi)(A)(I), (I) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (x) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (y) a "10 percent shareholder" of the Company or any Subsidiary Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (II) two (2) duly completed copies of IRS Form W-8BEN or applicable successor form. Each such Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender in a form satisfactory to the Company and the Administrative Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 2.15(e)(vi). Further, each Lender which delivers a form or certificate pursuant to this clause (vi) covenants and agrees to deliver to the Company and the Administrative Agent within fifteen (15) days prior to the expiration of such form, for so long as this Agreement is still in effect, another such certificate and/or two (2) accurate and complete original newly-signed copies of the applicable form (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

         Each Lender shall promptly furnish to the Company and the Administrative Agent such additional documents as may be reasonably required by any Borrower or the Administrative Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender. Notwithstanding any other provision of this Section 2.15(e), no Borrower shall be obligated to gross up any payments to any Lender pursuant to Section 2.15(e)(i), or to indemnify any Lender pursuant to Section 2.15(e)(iii), in respect of United States federal withholding taxes to the extent imposed as a result of (x) the failure of such Lender to deliver to the Company the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to Section 2.15(e)(vi), or
(y) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect; provided that the applicable Borrower shall be obligated to gross up any payments to any such Lender pursuant to Section 2.15(e)(i), and to indemnify any such Lender pursuant to Section 2.15(e)(iii), in respect of United States federal withholding taxes if (x) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or exemption certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or the certifications made in such form or forms or Exemption Certificate untrue or inaccurate in any material respect, or (y) the obligation to gross up payments to any such Lender pursuant to Section 2.15(e)(i), or to indemnify any such Lender pursuant to Section 2.15(e)(iii), is with respect to a Purchaser that becomes a Purchaser as a result of an assignment made at the request of the Company.

     2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing/Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify the Company or applicable Borrower and each Lender of the interest rate applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17 Lending Installations. Each Lender may book its Loans or Letters of Credit at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments and/or payments of L/C Obligations are to be made.

     2.18 Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of any Borrower, a payment of principal, interest fees or other Obligations to the Administrative Agent for the account of any of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the applicable Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

     2.19 Termination Date. This Agreement shall be effective until the date (the "Facility Termination Date") upon which (a) all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, (b) all commitments of the Lenders to extend credit hereunder have expired or have been terminated and (c) all of the Letters of Credit shall have expired, been canceled or terminated. Notwithstanding the occurrence of the Facility Termination Date, obligations of the Borrowers and other terms hereof which by the terms of this Agreement survive termination shall survive the Facility Termination Date.

     2.20 Replacement of Certain Lenders. In the event a Lender ("Affected Lender") shall have: (a) failed to fund its Pro Rata Revolving Share of any Advance requested by the applicable Borrower, which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (b) requested compensation from any Borrower under Sections 2.15(e), 4.1 or 4.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, or (c) delivered a notice pursuant to Section 4.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to the Company for reasons not generally applicable to the other Lenders, then, in any such case, after the engagement of one or more "Replacement Lenders" (as defined below) by the Company and/or the Administrative Agent, the Company or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Company and a copy to the Company in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment Agreements five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 14.3(a) which the Company or the Administrative Agent, as the case may be, shall have engaged for such purpose (each, a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit, and its obligation to participate in additional Letters of Credit hereunder) in accordance with Section 14.3. The Administrative Agent is authorized to execute one or more of such Assignment Agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within five (5) Business Days after the date of such demand. With respect to such assignment the Affected Lender shall be entitled to receive, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(e), 4.1, and 4.2 with respect to such Affected Lender and compensation payable under Section 2.15(c) in the event of any replacement of any Affected Lender under clause (b) or clause (c) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(e), 4.1, 4.2, 4.4, and 11.6, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 12.8.

     2.21 Subsidiary Borrowers. The Company may at any time or from time to time, with the consent of the Administrative Agent, add as a party to this Agreement any Wholly-Owned Subsidiary that is a Domestic Subsidiary to be a "Subsidiary Borrower" hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) such other guaranty, security and subordinated intercompany indebtedness documents (and related closing documentation) as required by Section 5.2 or as otherwise may be reasonably required by the Administrative Agent, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the Closing Date by or in respect of the Subsidiaries parties hereto as of the Closing Date. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower" hereunder.

     2.22 Security. All Obligations of the Borrowers and the Guarantors under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

ARTICLE III
                          THE LETTER OF CREDIT FACILITY

     3.1 Obligation to Issue Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of the Company herein set forth, each Issuing Bank hereby agrees to issue for the account of the Company or any Subsidiary Borrower through such Issuing Bank's branches as it and the Company may jointly agree, one or more Letters of Credit denominated in Dollars in accordance with this
Article III, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the termination of the Aggregate Revolving Loan Commitment.

     3.2 Transitional Provision. Schedule 3.2 contains a schedule of certain letters of credit issued for the account of the Company and its Subsidiaries prior to the Closing Date. From and after the Closing Date, such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Article III.

     3.3 Types and Amounts. No Issuing Bank shall have any obligation to and no Issuing Bank shall:

     (a) issue (or amend) any Letter of Credit if on the date of issuance (or amendment), before or after giving effect to the Letter of Credit requested hereunder, (i) the amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitment at such time, or (ii) the aggregate outstanding amount of the L/C Obligations would exceed $10,000,000; or

     (b) issue (or amend) any Letter of Credit which has an expiration date later than the date which is the earlier of one (1) year after the date of issuance thereof or the Revolving Loan Termination Date; provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (not to extend beyond the Revolving Loan Termination
Date) with the written consent of the applicable Issuing Bank.

     3.4 Conditions. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1, 5.2 and 5.3, the obligation of an Issuing Bank to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

     (a) the Company shall have delivered to the applicable Issuing Bank (at such times and in such manner as such Issuing Bank may reasonably prescribe) and the Administrative Agent, a request for issuance of such Letter of Credit in substantially the form of Exhibit B hereto (each such request a "Request For Letter of Credit"), duly executed application for such Letter of Credit, and such other documents, instructions and agreements as may be required pursuant to the terms thereof (all such applications, documents, instructions, and agreements being referred to herein as the "L/C Documents"), and the proposed Letter of Credit shall be reasonably satisfactory to such Issuing Bank as to form and content; and

     (b) as of the date of issuance no order, judgment or decree of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no request or directive (whether or not having the force of law) from a Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

     3.5 Procedure for Issuance of Letters of Credit.

     (a) Subject to the terms and conditions of this Article III and provided that the applicable conditions set forth in Sections 5.1, 5.2 and 5.3 hereof have been satisfied, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit on behalf of the Company or a Subsidiary Borrower, as applicable in accordance with such Issuing Bank's usual and customary business practices and, in this connection, such Issuing Bank may assume that the applicable conditions set forth in Sections 3.4(b) and 5.3 hereof have been satisfied unless it shall have received notice to the contrary from the Administrative Agent or a Lender or has knowledge that the applicable conditions have not been met.

     (b) Promptly, and in any event not more than one (1) Business Day following the date of issuance of any Letter of Credit, the applicable Issuing Bank shall give the Administrative Agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit (provided that the failure to provide such notice shall not result in any liability on the part of such Issuing Bank), and the Administrative Agent shall promptly give notice to the Lenders of each such issuance.

     (c) No Issuing Bank shall extend or amend any Letter of Credit unless the requirements of this Section 3.5 are met as though a new Letter of Credit was being requested and issued.

     3.6 Letter of Credit Participation. On the Closing Date, with respect to the Letters of Credit identified on Schedule 3.2, and immediately upon the issuance of each Letter of Credit hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Bank an undivided interest and participation in and to such Letter of Credit, the obligations of the Company in respect thereof, and the liability of such Issuing Bank thereunder (collectively, an "L/C Interest") in the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Revolving Share.

     3.7 Reimbursement Obligation.

     (a) The Company agrees unconditionally, irrevocably and absolutely to pay immediately to the Administrative Agent, for the account of the Lenders with Revolving Loan Commitments, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Company to reimburse the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "Reimbursement Obligation" with respect to such Letter of Credit or L/C Draft), each such reimbursement to be made by the Company no later than the Business Day on which the applicable Issuing Bank makes payment of each such L/C Draft or, if the Company shall have received notice of a Reimbursement Obligation later than 12:00 noon (New York time), on any Business Day or on a day which is not a Business Day, no later than 12:00 noon (New York time), on the immediately following Business Day or, in the case of any other draw on a Letter of Credit, the date specified in the demand of such Issuing Bank. If the Company at any time fails to repay a Reimbursement Obligation pursuant to this Section 3.7, the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Lender and the Company shall be deemed to have requested to borrow Revolving Loans from the Lenders with Revolving Loan Commitments, as of the date of the advance giving rise to the Reimbursement Obligation, equal to the amount of the unpaid Reimbursement Obligation. Such Revolving Loans shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans.

     (b) Each Lender with a Revolving Loan Commitment shall upon any notice pursuant to Section 3.7(a) make available to the Administrative Agent for the account of the relevant Issuing Bank in immediately available funds equal to its Pro Rata Revolving Share of the amount of the drawing, whereupon such Lenders shall (subject to Section 3.7(d)) each be deemed to have made a Revolving Loan constituting a Floating Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Pro Rata Revolving Share of the amount of the drawing by no later than 2:00 p.m. (New York time) on the date of the advance giving rise to the Reimbursement Obligation, if notified prior to 12:00 p.m. (New York time) or on the next Business Day if notified thereafter, then interest shall accrue on such Lender's obligation to make such payment, from such date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the draw, but failure of the Administrative Agent to give any such notice in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.7.

     (c) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans, as contemplated by this Section 3.7, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Banks and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against an Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Unmatured Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (d) If, for any reason, the Company fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make Revolving Loans, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Floating Rate Advance.

     3.8 Letter of Credit Fees. The Company agrees to pay:

     (a) quarterly, in arrears, to the Administrative Agent for the ratable benefit of the Lenders with a Revolving Loan Commitment a letter of credit fee at a rate per annum equal to the Applicable L/C Fee Percentage on the average daily outstanding amount available for drawing under all Letters of Credit;

     (b) quarterly, in arrears, to the applicable Issuing Bank, a letter of credit fronting fee in an amount agreed to between the Company and the applicable Issuing Bank on the average daily outstanding face amount available for drawing under all Letters of Credit issued by such Issuing Bank; and

     (c) to the applicable Issuing Bank, all reasonable and customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by such Issuing Banks with respect to standby letters of credit.

     3.9 Issuing Bank Reporting Requirements. In addition to the notices required by Section 3.5(b), each Issuing Bank shall, no later than the tenth
(10th) Business Day following the last day of each month, provide to the Administrative Agent, upon the Administrative Agent's request, schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, amount, expiration date and the reference number of each Letter of Credit issued by it outstanding at any time during such month and the aggregate amount paid by the Company during such month. In addition, upon the request of the Administrative Agent, each Issuing Bank shall furnish to the Administrative Agent copies of any Letter of Credit and any application for or reimbursement agreement with respect to a Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent. Upon the request of any Lender, the Administrative Agent will provide to such Lender information concerning such Letters of Credit.

     3.10 Indemnification; Exoneration.

(a) In addition to amounts payable as elsewhere provided in this Article III, the Company hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Bank and each Lender from and against any and all liabilities and costs which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit other than, in the case of the applicable Issuing Bank, as a result of its gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the applicable Issuing Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "Governmental Acts").

     (b) As among the Company, the Lenders, the Administrative Agent and the Issuing Banks, the Company assumes all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Company at the time of request for any Letter of Credit, neither the Administrative Agent, any Issuing Bank nor any Lender shall be responsible (in the absence of gross negligence or willful misconduct of such party in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions not expressly provided on the face of such Letter of Credit and required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks and the Lenders, including, without limitation, any
Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any Issuing Bank's rights or powers under this Section 3.10.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the applicable Issuing Bank, the Administrative Agent or any Lender under any resulting liability to the Company or relieve the Company of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this
Section 3.10 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     3.11 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of a Default, the Company shall, on the Business Day that it receives the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders and the Issuing Banks, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to one hundred percent (100%) of the aggregate amount of the outstanding L/C Obligations. In addition, if the Revolving Credit Availability is at any time less than the amount of all contingent L/C Obligations outstanding at any time, the Company shall deposit cash collateral with the Administrative Agent in an amount equal to one-hundred five percent (105%) of the amount by which such L/C Obligations exceed such Revolving Credit Availability. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders and the Issuing Banks as collateral security for the Company's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Issuing Banks for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 3.11 which are not to be applied to reimburse an Issuing Bank for amounts actually paid or to be paid by such Issuing Bank in respect of a Letter of Credit or L/C Draft, shall be returned to the Company within one (1) Business Day (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

ARTICLE IV
                             CHANGE IN CIRCUMSTANCES

     4.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith, subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any Borrower (excluding taxation of the overall net income of any Lender or taxation of a similar basis, which are governed by Section 2.15(e)), or changes the basis of taxation of payments to any Lender in respect of its Revolving Loan Commitment, Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, or imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Rate Loans) with respect to its Revolving Loan Commitment, Loans, L/C Interests or the Letters of Credit, or imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Revolving Loan Commitment, Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with its Revolving Loan Commitment, Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Revolving Loan Commitment, Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender; and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Revolving Loan Commitment, Loans, L/C Interests, or Letters of Credit or to reduce any amount received under this Agreement, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to
Section 4.5, the applicable Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

     4.2 Changes in Capital Adequacy Regulations. If a Lender determines (a) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (b) such increase in capital will result in an increase in the cost to such Lender of maintaining its Revolving Loan Commitment, Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within fifteen (15) days after receipt by the Company or any other Borrower of written demand by such Lender pursuant to Section 4.5, the applicable Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Revolving Loan Commitment, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     4.3 Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (b) the Required Lenders determine that (i) deposits of a type or maturity appropriate to match fund Eurocurrency Rate Advances are not available or (ii) the interest rate applicable to a Eurocurrency Rate Advance does not accurately reflect the cost of making or maintaining such an Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of any occurrence set forth in clause
(a), require any Advances of the affected Type to be repaid or converted into another Type.

     4.4 Funding Indemnification. If any payment of a Eurocurrency Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Rate Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, the Borrowers shall indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Advance or Swing Line Loan, as applicable.

     4.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loans to reduce any liability of any Borrower to such Lender under Sections 4.1 and 4.2 or to avoid the unavailability of a Type of Advance under Section 4.3, so long as such designation is not, in such Lender's judgment, disadvantageous to such Lender. Any demand for compensation pursuant to this Article IV shall be in writing and shall state the amount due, if any, under Sections 4.1, 4.2 or 4.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Company and the other Borrowers under Sections 4.1, 4.2 and 4.4 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE V
                              CONDITIONS PRECEDENT

     5.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Company has furnished to the Administrative Agent each of the following, with sufficient copies for the Lenders, and the other conditions set forth below have been satisfied:

     (a) Copies of the Certificate of Incorporation or equivalent document of each of the Loan Parties, together with all amendments thereto, and, to the extent applicable, a certificate of good standing, in each case certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (b) Copies, certified by the Secretary or Assistant Secretary of each of the Loan Parties of their respective Board of Directors' resolutions authorizing the execution of the Loan Documents.

     (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each of the Loan Parties, which shall identify by name and title and bear the signature of the officers of the applicable Loan Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

     (d) A certificate, in form and substance satisfactory to the Administrative Agent, executed by the chief financial officer of the Company, stating that on the Closing Date, all the representations and warranties of the Loan Parties in the Loan Documents are true and correct (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true as of such date) and no Default or Unmatured Default has occurred and is continuing.

     (e) A Guaranty, in substantially the form of Exhibit F, or in form and substance satisfactory to the Administrative Agent, dated as of the Closing Date, duly executed by each Subsidiary Borrower that is a Domestic Subsidiary and each other Domestic Subsidiary of the Company as required pursuant to
Section 7.2(k).

     (f) Written opinions of the Loan Parties' United States counsel, and, if applicable, foreign counsel, addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent.

     (g) The duly executed Collateral Documents, together with insurance certificates naming the Administrative Agent, on behalf of the Lenders, as loss payee for any casualty policies and additional insured for any liability policies in form and substance acceptable to the Administrative Agent.

     (h) Such other documents as the Administrative Agent or its counsel or the Required Lenders may have reasonably requested.

     (i) There shall not have occurred a material adverse change since January 3, 2003 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), properties or prospects of the Company and its Subsidiaries taken as a whole.

     (j) The Administrative Agent, Lenders and/or their Affiliates shall have received all fees and expenses, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, required to be paid on or before the Closing Date.

     (k) Evidence satisfactory to the Administrative Agent that all governmental, shareholder and third party consents and approvals necessary in connection with this Agreement and the other transactions contemplated hereby have been obtained; all such consents and approvals in full force and effect; and all applicable waiting periods have expired without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse conditions on the Refinancing or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

     (l) The Administrative Agent shall be satisfied that the Company's Leverage Ratio does not, on a pro forma basis, exceed 2.25:1 as of the last fiscal quarter preceding the Closing Date.

     (m) Evidence satisfactory to the Administrative Agent that after giving effect to the Refinancing, outstanding Indebtedness of the Company and its Subsidiaries, except for Permitted Existing Indebtedness, has been paid in full and all Liens securing such Indebtedness shall have been terminated.

     5.2 Initial Advance to Each New Subsidiary Borrower. No Lender shall be required to make an Advance hereunder or purchase participations in Letters of Credit hereunder, and no Swing Line Bank shall be required to make any Swing Line Loans hereunder, in each case, to or for the account of a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the
Lenders:

     (a) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Company thereon, as contemplated by Section 2.21.

     (b) Copies, certified by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, of its Board of Directors' resolutions approving the Assumption Letter.

     (c) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

     (d) An opinion of counsel to such Subsidiary Borrower, in form and substance satisfactory to the Administrative Agent.

     (e)  Guaranty   documentation  and  such  other  security  or  contribution agreement documentation required by Section 2.21 from such Subsidiary Borrower in form and substance satisfactory to the Administrative Agent.

     5.3 Each Advance and Each Letter of Credit. The Lenders shall not be required to make any Loan, or issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

     (a) There exists no Default or Unmatured Default and no Default or Unmatured Default would result after giving effect to the making of any Loan or issuance of any Letter of Credit;

     (b) All of the representations and warranties contained in Article VI are true and correct as of such Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true as of such date);

     (c) The Revolving Credit Obligations do not, and after making such proposed Advance would not, exceed the Aggregate Revolving Loan Commitment; and

     (d) the Administrative Agent has received a timely Borrowing Notice with respect to the applicable Loan.

         Each Borrowing/Conversion/Continuation Notice with respect to a new Advance and the letter of credit application with respect to each Letter of Credit or Letter of Credit amendment shall constitute a representation and warranty by the Company that the conditions contained in Sections 5.3(a), (b) and (c) have been satisfied.

ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described herein, each of the Borrowers represents and warrants as follows to each Lender and the Administrative Agent as of the date of this Agreement, giving effect to the consummation of the transactions contemplated by the Loan Documents, and thereafter on each date as required by Sections 5.2 and 5.3:

     6.1 Organization; Corporate Powers. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so would not have a Material Adverse Effect.

     6.2 Authorization and Validity. Each of the Loan Parties has the requisite power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Loan Parties of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of each of the Loan Parties enforceable against each of the Loan Parties in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     6.3 No Conflict; Government Consent. Neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or other constitutive documents and agreements or the provisions of any material indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize any Loan Party, or is required to be obtained by any Loan Party in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     6.4 Financial Statements. Each of the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 2000, December 31, 2001 and January 3, 2003 were prepared in accordance with Agreement Accounting Principles and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

     6.5 Material Adverse Change. Since January 3, 2003, there has occurred no change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), properties or prospects, of the Company, or the Company and its Subsidiaries taken as a whole, or any other event which has had or could reasonably be expected to have a Material Adverse Effect.

     6.6 Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

     6.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Borrowers, threatened against or affecting the Company or any of its Subsidiaries (a) challenging the validity or enforceability of any material provision of the Loan Documents or (b) which could reasonably be expected to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of the Company referred to in Section 6.4 or prepared and delivered pursuant to Section 7.1(a) for the fiscal period during which such material loss contingency was incurred. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

     6.8 Subsidiaries. Schedule 6.8 hereto contains an accurate list of all of the Subsidiaries of the Company in existence on the Closing Date, setting forth their respective jurisdictions of formation and the percentage of their respective Capital Stock owned directly or indirectly by the Company or other Subsidiaries. All of the issued and outstanding Capital Stock of such
Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Except as set forth on Schedule 6.8, no authorized but unissued or treasury shares of Capital Stock of any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on Schedule 6.8, neither the Company nor any Subsidiary has any outstanding Capital Stock or securities convertible into or exchangeable for any shares of its Capital Stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its Capital Stock or any Capital Stock or securities convertible into or exchangeable for any of its Capital Stock other than as expressly set forth in the certificate or articles of incorporation of the Company or such Subsidiary. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule
6.8. Except as set forth on Schedule 6.8, as of the date hereof the Company does not own or hold, directly or indirectly, any Capital Stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries.

     6.9 ERISA. As at January 3, 2003 the Unfunded Liabilities of all Single Employer Plans did not in the aggregate exceed $5,000,000. Each Plan complies and has been maintained in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Single Employer Plan having any Unfunded Liability which has or may reasonably be expected to result in a liability to the Company in excess of $10,000,000. Neither the Company nor any other members of the Controlled Group has terminated any Single Employer Plan without in each instance funding all vested benefit obligations thereunder. Each member of the Controlled Group has fulfilled its minimum funding obligations with respect to each Multiemployer Plan. No Termination Event has occurred or is reasonably expected to occur. There are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company or its Subsidiaries, threatened with respect to any Plan or Multiemployer Plan.

     6.10 Accuracy of Information. None of the (a) information, exhibits or reports furnished or to be furnished by the Company or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Company or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders by or on behalf of the Company or any Subsidiary for use in connection with the transactions contemplated by this Agreement, contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made. There is no fact known to the Company (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement. No information, exhibit or report furnished by the Company or any Subsidiary to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     6.11 Regulation U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     6.12 Material Agreements. Neither the Company nor any of its Subsidiaries is a party to any Contractual Obligation the performance of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any charter or other restriction in any constitutive agreement or document affecting its business, properties, financial condition, prospects or results of operations which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     6.13 Compliance With Laws. The Company and its Subsidiaries have complied with all Requirements of Law except to the extent that such non-compliance could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any Requirements of Law or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     6.14 Ownership of Properties. On the Closing Date, the Company and its Subsidiaries have good title, free of all Liens, to all of the properties and assets reflected in its January 3, 2003 audited financial statements as owned by it (other than properties and assets disposed of in the ordinary course of business since such date), except Liens permitted under Section 7.3(b). On or after the Closing Date (i) neither the Company nor any of its Domestic Subsidiaries own any real property that has a fair market value in excess of $3,000,000 and is not subject to a Mortgage in favor of the Administrative Agent and (ii) the aggregate fair market value of all of the real property owned by the Company and its Domestic Subsidiaries not subject to a Mortgage in favor of the Administrative Agent is less than $10,000,000.

     6.15 Statutory Indebtedness Restrictions. Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

     6.16 Environmental Matters. Each of the Company and its Subsidiaries is in compliance with all Environmental, Health or Safety Requirements of Laws in effect in each jurisdiction where it is presently doing business and as to which the failure to so comply, in the aggregate for all such failures, would reasonably be likely to subject the Company or any of its Subsidiaries to liability that would have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to any liability under the Environmental, Health or Safety Requirements of Laws in effect in any jurisdiction where it is presently doing business that could reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary has received any:

     (a) notice from any Governmental Authority by which any of the Company's or such Subsidiary's present or previously-owned or leased property has been identified in any manner by any such Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site or candidate for removal or closure pursuant to any Environmental, Health or Safety Requirements of Law; or

     (b) notice of any Lien arising under or in connection with any Environmental, Health or Safety Requirements of Law that has attached to any of the Company's or such Subsidiary's owned or leased property or any revenues of the Company's or such Subsidiary's owned or leased property; or

     (c) communication, written or oral, from any Governmental Authority concerning action or omission by the Company or such Subsidiary in connection with its ownership or leasing of any property resulting in the release of any hazardous substance resulting in any violation of any Environmental, Health or Safety Requirements of Law; where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

     6.17 Insurance. The properties and assets and business of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Subsidiaries of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and are similarly situated.

     6.18 Labor Matters. As of the Closing Date, no labor disputes, strikes or walkouts affecting the operations of the Company or any of its Subsidiaries, are pending, or, to the Company's knowledge, threatened, planned or contemplated which could reasonably be expected to have a Material Adverse Effect.

     6.19 Solvency. After giving effect to (i) the extensions of credit made hereunder on the Closing Date or such other date as Loans requested hereunder were made, (ii) the other transactions contemplated by this Agreement and the other Loan Documents, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries are Solvent.

     6.20 Default. No Default or Unmatured Default has occurred and is continuing.

     6.21 Foreign Employee Benefit Matters. (a) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans; (c) with respect to any Foreign Employee Benefit Plan (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of its Controlled Group with respect to any Foreign Employee Benefit Plan.

     6.22 Collateral Documents. All representations and warranties of the Borrowers and the Guarantors contained in the Collateral Documents are true and correct.

     6.23 Security. The provisions of the Collateral Documents are effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable Lien (which priority is subject only to prior Liens permitted by such agreements) upon all right, title and interest of the Company and its Subsidiaries in any and all of the Collateral described therein. The Mortgages, upon their execution and delivery, will be effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for repayment of the obligations to be secured thereby, a legal, valid, perfected and enforceable Lien (which priority will be subject only to prior Liens permitted by such mortgages) upon all right, title and interest of the Borrowers and the Guarantors in the Collateral described therein. The Pledge Agreement is effective to create and give the Administrative Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable first priority Lien upon and security interest in the Capital Stock pledged thereby.

     6.24 Subsidiaries. Except as set forth on Schedule 6.8, each Subsidiary of the Company is a Wholly-Owned Subsidiary.

     6.25 Representations and Warranties of each Subsidiary Borrower. Each Subsidiary Borrower further represents and warrants to the Administrative Agent and the Lenders that:

     (a) Organization and Corporate Powers. Such Subsidiary Borrower (i) is a company duly formed and validly existing and in good standing under the laws of the state of its organization; (ii) has the requisite power and authority to own its property and assets and to carry on its business substantially as now conducted except where the failure to have such requisite authority would not have a Material Adverse Effect on such Subsidiary Borrower; and (iii) has the requisite power and authority and legal right to execute and deliver any Loan Document to which it is a party and the performance by it of its obligations thereunder have been duly authorized by proper corporate proceedings.

     (b) Binding Effect. Each Loan Document executed by such Subsidiary Borrower is the legal, valid and binding obligation of such Subsidiary Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

     (c) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary Borrower of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated to be consummated by it, nor compliance by such Subsidiary Borrower with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary Borrower or any of its Subsidiaries or such Subsidiary Borrower's or any of its Subsidiaries' articles or certificate of incorporation, by-laws or other constituent documents and agreements or the provisions of any indenture, instrument or agreement to which such Subsidiary Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of such Subsidiary Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental agency is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     (d) No Immunity. Neither such Subsidiary Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Such Subsidiary Borrower's execution and delivery of the Loan Documents to which it is a party constitute, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

     (e) Application of Representations and Warranties. It is understood and agreed by the parties hereto that the representations and warranties of each Subsidiary Borrower (other than any Subsidiary Borrower that shall be a Subsidiary Borrower as of the Closing Date) in this Section 6.25 shall only be applicable to such Subsidiary Borrower on and after the date of its execution of an Assumption Letter.

ARTICLE VII
                                    COVENANTS

         The Company covenants and agrees that so long as any Revolving Loan Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity obligations) and termination of all Letters of Credit, unless the Required Lenders shall otherwise give prior written consent:

     7.1 Reporting. The Company shall:

     (a)  Financial  Reporting.  Furnish  to the  Administrative  Agent  and the
Lenders:

          (i) Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the end of each such period and consolidated statement of income and consolidated statement of changes in owners' equity, and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, presented on the same basis as described in Section 7.1(a)(ii) and on a comparative basis with the statements for such period in the prior fiscal year of the Company.

          (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each of its fiscal years,

               (a) an audit report, certified by internationally recognized independent certified public accountants, prepared in accordance with generally accepted accounting principles, on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statement of income and consolidated statement of changes in owners' equity, and a statement of cash flows, which audit report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of operations and cash flows for the periods indicated in conformity with generally accepted accounting principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (b) projected balance sheets, statements of income and cash flows for each fiscal year through the Termination Date, prepared in accordance with generally accepted accounting principles, on a consolidated basis, together with the appropriate supporting details and a statement of underlying assumptions, all in form similar to those delivered to the Lenders prior to the Closing Date.

          (iii)Officer's  Certificate.   Together  with  each  delivery  of  any
               financial statement:

               (a) pursuant to clauses (i) and (ii) of this Section 7.1(a), an Officer's Certificate of the Company, substantially in the form of Exhibit D attached hereto and made a part hereof, stating that as of the date of such Officer's Certificate no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and

               (b) pursuant to clauses (i) and (ii) of this Section 7.1(a), a compliance certificate, substantially in the form of Exhibit E attached hereto and made a part hereof, signed by the Company's chief financial officer, chief accounting officer or treasurer, setting forth calculations for the period then ended for Section 2.5(b), if applicable, which demonstrate compliance, when applicable, with the provisions of Sections 7.3(a) through 7.3(h), Section 7.3(p) and Section 7.4, and which calculate the Leverage Ratio for purposes of determining the then Applicable Floating Rate Margin, Applicable Eurocurrency Margin and Applicable Commitment Fee Percentage.

     (b) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer, controller or other executive officer of the Company obtaining actual knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, (ii) that any Lender or Administrative Agent has given any written notice to any Authorized Officer with respect to a claimed Default or Unmatured Default under this Agreement, or
(iii) that any Person has given any written notice to any Authorized Officer or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1(d), the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) what action the Company has taken, is taking or proposes to take with respect thereto.

     (c) Lawsuits. (i) Promptly upon the Company obtaining actual knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration, by or before any Governmental Authority, against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $5,000,000 or more (exclusive of claims covered by insurance policies of the Company or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 7.1(c), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration disclosed pursuant to
Section 6.7 or covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it to enable the Required Lenders and the Administrative Agent and its counsel to evaluate such matters.

     (d) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

               (i) within ten (10) Business Days after the Company or any member of the Controlled Group obtains knowledge that a Termination Event has occurred or a lawsuit involving a Plan or Multiemployer Plan has been filed, in each case which could reasonably be expected to subject the Company to liability in excess of $5,000,000, a written statement of the chief financial officer, treasurer or designee of the Company describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

               (ii) within ten (10)  Business  Days after the  Company or any of its Subsidiaries obtains knowledge that a material prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer, treasurer or designee of the Company describing such transaction and the action which the Company or such Subsidiary has taken, is taking or proposes to take with respect thereto;

               (iii)within ten (10)  Business  Days after the  Company or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

               (iv) within ten (10) Business Days after the filing  thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Company or a member of the Controlled Group with respect to such request;

               (v) within ten (10) Business Days after receipt by the Company or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

               (vi) within  ten (10)  Business  Days  after the  Company  or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

               (vii)within ten (10)  Business  Days after the  establishment  of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which the Company or any of its Subsidiaries was not previously contributing, where the aggregate annual contributions to such Plan(s) resulting therefrom are or could reasonably be expected to be in excess of $5,000,000, notification of such establishment, commencement or obligation to commence and the amount of such contributions.

     For purposes of this Section 7.1(d), the Company, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the administrator of any Plan which is a Single Employer Plan.

     (e) Labor Matters. Notify the Administrative Agent and the Lenders in writing, promptly upon an Authorized Officer learning of (i) any material labor dispute to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any material Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of the Company or any of its Subsidiaries.

     (f) Other Indebtedness. Deliver to the Administrative Agent (with subsequent delivery by the Administrative Agent to the Lenders within a reasonable period of time) (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officer's certificate) delivered by or on behalf of the Company or any of its Subsidiaries to the holders of Indebtedness for money borrowed with an aggregate outstanding principal amount in excess of $10,000,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice of default is delivered to such holders, and (ii) a copy of each notice or other communication received by the Company or any of its Subsidiaries from the holders of Indebtedness for money borrowed with an aggregate outstanding principal amount in excess of $10,000,000 regarding potential or actual defaults pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by the Company or its Subsidiary.

     (g) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of (i) all financial statements, reports on Form S-1, 8-K, 10-K or 10-Q and non-routine notices, if any, sent or made available generally by the Company to its securities holders or filed with the Commission by the Company, and (ii) all notifications received from the Commission by the Company or its Subsidiaries pursuant to the Securities Exchange Act of 1934 and the rules promulgated thereunder other than routine reminders or notices that do not relate to specific violations of rules promulgated by the Commission. The Company shall include the Administrative Agent and the Lenders on its standard distribution lists for all press releases made available generally by the Company or any of the Company's Subsidiaries to the public concerning material developments in the business of the Company or any such Subsidiary.

     (h) Environmental Notices. As soon as possible and in any event within fifteen (15) days after receipt by the Company or any of its Subsidiaries, deliver to the Administrative Agent and the Lenders a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and
(ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Company or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Company and each of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000.

               (i) Real Estate. Notify the Administrative Agent and the Lenders promptly and in any event within five (5) days after (i) the Company or any of its Domestic Subsidiaries acquires or owns any real property with a fair market value in excess of $3,000,000 or (ii) the Company and its Domestic Subsidiaries, taken as a whole, acquire or own real property with an aggregate fair market value in excess of $10,000,000 (and not subject to a Mortgage in favor of the Administrative Agent).

     (j) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent.

     7.2 Affirmative Covenants.

     (a) Corporate Existence, Etc. Subject to Section 7.3(i), the Company shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where, in the case of Subsidiaries which are not Subsidiary Borrowers, failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) Corporate Powers; Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or could reasonably be expected to have a Material Adverse Effect.

     (c) Compliance with Laws, Etc. The Company shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, prospects, properties, assets or operations of such Person, and (b) obtain as needed all permits necessary for its operations and maintain such permits in good standing unless failure to comply or obtain such permits could not reasonably be expected to have a Material Adverse Effect.

     (d) Payment of Taxes and Claims; Tax Consolidation. The Company shall pay, and cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for material sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 7.3(b)) upon any of the Company's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor.

     (e) Insurance. The Company will maintain, and will cause to be maintained on behalf of each of its Subsidiaries, insurance coverage by financially sound and reputable insurance companies or associations, against such casualties and contingencies, of such types and in such amounts as are customary for companies engaged in similar businesses and owning and operating similar properties, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts, as the Company in good faith determines prudent and consistent with sound financial practice, and as are customary for companies engaged in similar businesses and owning and operating similar properties. The Company shall furnish to any Lender upon request full information as to the insurance carried.

     (f) Inspection of Property; Books and Records; Discussions. The Company shall permit and cause each of its Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or the Required Lenders (or while any Default exists, any Lender) to visit and inspect, for a reasonable purpose, any of the properties of the Company or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and their independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities.

     (g) ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Plans (and, to the extent it is within the power of the Company or one of its Subsidiaries, all Multiemployer Plans) to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     (h) Maintenance of Property. The Company shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except to the extent that the failure to so maintain such property could not be reasonably expected to have a Material Adverse Effect.

     (i) Environmental Compliance. The Company shall, and shall cause each of its Subsidiaries to comply with, all Environmental, Health or Safety Requirements of Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

     (j) Use of Proceeds. The Borrowers shall use the proceeds of the Advances to repay certain outstanding Indebtedness (including under that certain amended and restated subordinated promissory note executed on March 20, 2002 by the Company in favor of Spectra Physics Holdings USA, Inc. in the original principal amount of $68,670,470) and to provide funds for the additional working capital needs and other general corporate purposes of the Company and its Subsidiaries, including, without limitation, the financing of Permitted Acquisitions. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to make any Acquisition other than a Permitted Acquisition made pursuant to Section 7.3(g).

     (k) Subsidiary Guarantees; Subsidiary Subordination Agreement. The Company will:

               (i) cause each Subsidiary Borrower that is a Domestic Subsidiary and each Domestic Subsidiary that has assets with a book value in excess of $10,000,000 to execute the Guaranty (and from and after the Closing Date cause each other Subsidiary Borrower that is a Domestic Subsidiary and each other
                    Domestic Subsidiary which has such assets to execute and deliver to the Administrative Agent, within ten (10) days after becoming a Subsidiary Borrower or another Domestic Subsidiary which has such assets, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Guaranty (whereupon such Subsidiary shall become a "Guarantor" under this Agreement)) and cause such Guarantors to execute and deliver to the Administrative Agent such Collateral Documents as the Administrative Agent may require;

               (ii) in the event  that at any time the book  value of the assets of all Domestic Subsidiaries which are not Guarantors exceeds the lesser of (a) twelve percent (12%) of the Consolidated Net Assets of the Company and its Subsidiaries at such time and (b) $25,000,000, within ten (10) days thereafter cause one or more of such Subsidiaries to execute and deliver to the Administrative Agent an assumption or joinder agreement pursuant to which it or they agree to be bound by the terms and provisions of the Guaranty (whereupon each such Subsidiary shall become a "Guarantor" under this Agreement) such that, after giving effect thereto, the book value of the assets of all Domestic Subsidiaries which are not Guarantors does not exceed the lesser of (a) twelve percent (12%) of the Consolidated Net Assets of the Company and its Subsidiaries at such time and (b) $25,000,000, and cause such Guarantors to execute and deliver to the
                    Administrative Agent such Collateral Documents as the Administrative Agent may require;

               (iii)cause any  Subsidiary,  before it makes a loan to any of the
                    Borrowers, to execute the Subordination Agreement (and from and after the Closing Date cause each other Subsidiary to execute and deliver to the Administrative Agent, within ten
                    (10) days after becoming a Subsidiary, as applicable, an assumption or joinder agreement pursuant to which it agrees to be bound by the terms and provisions of the Subordination Agreement);

               (iv) deliver  and cause such  Subsidiaries  to deliver  corporate resolutions, opinions of counsel, and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

               (v) cause each Subsidiary to be a Wholly-Owned Subsidiary, except as set forth on Schedule 6.8.

     (l) Mortgages. In the event that (i) the Administrative Agent requests a Mortgage with respect to any real property of the Company or any of its Domestic Subsidiaries, (ii) the Company or any of its Domestic Subsidiaries acquires or owns any real property having a fair market value in excess of $3,000,000 that is not subject to a Mortgage in favor of the Administrative Agent or (iii) the Company and its Domestic Subsidiaries shall acquire or own real property not subject to a Mortgage in favor of the Administrative Agent having an aggregate fair market value in excess of $10,000,000, the Company or the applicable Domestic Subsidiary shall promptly (but in any event within 30 days) after such event, execute a Mortgage in favor of the Administrative Agent with respect to each such property (or such properties sufficient to reduce the fair market value of properties not subject to a Mortgage in favor of the Administrative Agent below $10,000,000) and provide the Administrative Agent with:

               (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the opinion of the Administrative Agent, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.3(b), against the properties purported to be covered thereby;

               (ii) mortgagee's  title  insurance   policies  in  favor  of  the
                    Administrative Agent and the Lenders in amounts and in form and substance and issued by insurers, satisfactory to the Administrative Agent, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.3(b) or as approved by the Administrative Agent, and such policies shall also include a revolving credit endorsement and such other endorsements as the Administrative Agent shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

               (iii)such  other  approvals,   opinions,   or  documents  as  the
                    Administrative Agent may request.

     (m) Landlord Waivers, etc. Upon the request of the Administrative Agent, within sixty (60) days after such request, the Company and/or its Domestic Subsidiaries shall use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent, a landlord waiver and mortgagee estoppel letter in form and substance reasonably acceptable to the Administrative Agent with respect to each property leased by the Company or any of its Domestic Subsidiaries.

     (n) Foreign Employee Benefit Compliance. The Company shall, and shall cause each of its Subsidiaries and each member of its Controlled Group to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not be reasonably expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

     (o) Post-Closing Deliveries. The Company and/or its Subsidiaries shall deliver, or cause to be delivered, to the Administrative Agent (i) within ten (10) days of the Closing Date, (x) the certificates evidencing all of the issued and outstanding Capital Stock of Tripod Data Systems, Inc., an Oregon corporation, which certificates shall be accompanied by undated instruments of transfer duly executed in blank,
         (y) a trademark security agreement, executed by Tripod Data Systems, Inc. and (z) Exhibits B, C and D to the Security Agreement, updated as of the Closing Date, and (ii) within ninety (90) days of the Closing Date, certificates representing 65% of the issued and outstanding Capital Stock of any Foreign Subsidiary required to be pledged to the Administrative Agent in accordance with any Loan Document, together with any applicable instruments of transfer and such other documents, instruments and agreements required by the applicable jurisdiction to perfect the Administrative Agent's Lien on such Capital Stock and a legal opinion from local counsel, in form and substance satisfactory to the Administrative Agent, with respect thereto, in each case, as such time may be extended in the sole discretion of the Administrative Agent.

     7.3 Negative Covenants.

     (a) Sales of Assets. The Company shall not, nor shall it permit any Subsidiary to, sell or otherwise dispose of any Receivables, with or without recourse or consummate any Asset Sale, except:

               (i) transfers of assets to the Company, between the Company and any Guarantor which is a Domestic Subsidiary or between any such Guarantors;

               (ii) transfers of assets otherwise  permitted pursuant to Section
                    7.3(g);

               (iii)sales,  assignments,  transfers,  lease conveyances or other dispositions of other assets if such transaction (a) is for not less than fair market value (as determined in good faith by the Company's chief financial officer), and (b) when combined with all such other transactions (each such transaction being valued at book value) and all Sale and Leaseback Transactions (each such Sale and Leaseback Transaction being valued at book value) during the period from the Closing Date to the date of such proposed transaction, represents the disposition of not greater than ten percent (10%) of the Company's Consolidated Net Assets at the end of the fiscal year immediately preceding that in which such transaction is proposed to be entered into; and

               (iv) transfers of inventory or  provisions of services to or from any Foreign Subsidiary to or from the Company or any other Subsidiary in the ordinary course of business and consistent with past practices (each such transfer, a "Foreign Intercompany Transfer").

     (b) Liens. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist a Lien on or with respect to the Capital Stock of any Subsidiary of the Company. In addition, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective other property or assets except:

               (i)  Permitted Existing Liens;

               (ii) Customary Permitted Liens;

               (iii)Liens with respect to  Equipment  acquired by the Company or any of its Subsidiaries after the date hereof pursuant to a Permitted Acquisition (and not created in contemplation of such acquisition); provided that such Liens shall extend only to the property so acquired;

               (iv) Liens securing  Indebtedness  of a Subsidiary to the Company or to another Guarantor;

               (v)  Liens   securing   Indebtedness   permitted   under  Section
                    7.3(c)(vi); and

               (vi) Additional  Liens;  provided that the  Indebtedness  secured thereby does not exceed in the aggregate $10,000,000 (less the amount of any Indebtedness secured by Liens permitted under clause (v)).

     (c) Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, cause or permit, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

               (i)  the Obligations;

               (ii) Permitted Existing Indebtedness;

               (iii)Indebtedness  arising from  intercompany  loans and advances from the Company or any Domestic Subsidiary to any Subsidiary; provided that (A) such intercompany Indebtedness shall not be evidenced by any note or similar instrument;
                    (B) the Company and each applicable Subsidiary shall record all intercompany transactions on their respective books and records in an appropriate manner satisfactory to the Administrative Agent; (C) the obligations of each Subsidiary with respect to any such intercompany loans shall be subordinated to any Obligations of such Subsidiary hereunder in a manner satisfactory to the Administrative Agent; (D) no Default or Unmatured Default would occur and be continuing after giving effect to any such proposed intercompany loan;
                    (E) the aggregate amount outstanding of such intercompany loans owing by Foreign Subsidiaries shall not exceed $30,000,000 at any time and (F) such intercompany loans shall be made in a manner consistent with past practices and the proceeds of such loans shall be used to fund operating expenses of the applicable Subsidiary;

               (iv) Contingent Obligations to the extent permitted under Section
                    7.3(d);

               (v) Hedging Obligations to the extent permitted under Section 7.3(m);

               (vi) Indebtedness  with respect to Capital Lease  Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount not to exceed $10,000,000;

               (vii)Indebtedness   assumed  or  incurred  in   connection   with
                    Permitted Acquisitions in an aggregate amount at any time outstanding not to exceed $5,000,000;

               (viii)  Indebtedness  incurred  or  arising  in  connection  with
                    Foreign Intercompany Transfers;

               (ix) Indebtedness  incurred for the purpose of refinancing any of the Indebtedness permitted under clause (ii); and

               (x) additional Indebtedness in an aggregate amount at any time outstanding not exceeding $50,000,000 (less any Indebtedness described in clause (vi) above) of which not more than $25,000,000 may be incurred by Subsidiaries which are not Subsidiary Borrowers or Guarantors.

     (d) Contingent Obligations. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations; (iii) obligations, warranties, guaranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Company or such Subsidiary; (iv) Contingent Obligations of the Subsidiaries of the Company under the Guaranty to which they are a party, (v) obligations arising under or related to the Loan Documents; (vi) Contingent Obligations in respect of Indebtedness permitted by Section 7.3(c) above, and (vii) additional Contingent Obligations in an aggregate amount not to exceed in the aggregate five percent (5%) of Consolidated Net Worth at any one time outstanding.

     (e) Restricted Payments. The Company shall not, nor shall it permit any Subsidiary to, make or declare any Restricted Payments (other than Restricted Payments by a Subsidiary to the Company) except that (i) so long as no Default or Unmatured Default then exists, the Company may repurchase shares from its employees, officers or directors pursuant to any vesting provisions with respect thereto; and (ii) so long as no Default or Unmatured Default then exists, the Company may make Restricted Payments not to exceed, for any fiscal year, an aggregate amount equal to twenty-five percent (25%) of Net Income for the previous fiscal year.

     (f) Conduct of Business; Subsidiaries; Acquisitions. The Company shall not, nor shall it permit any Subsidiary to, engage in any business other than the businesses engaged in by the Company on the date hereof and any business or activities which are similar, related or incidental thereto or logical extensions thereof. The Company shall not create, acquire or capitalize any Subsidiary after the date hereof unless (i) no Default or Unmatured Default shall have occurred and be continuing or would result therefrom; (ii) after such creation, acquisition or capitalization, all of the representations and warranties contained herein shall be true and correct in all material respects (unless such representation and warranty is made as of a specific date, in which case, such representation or warranty shall be true as of such date); and (iii) after such creation, acquisition or capitalization the Company shall be in compliance with the terms of Section 7.2(k). The Company shall not make any Acquisitions, other than Acquisitions meeting the following requirements (each such Acquisition constituting a "Permitted Acquisition"):

               (i) no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or the incurrence of any Indebtedness in connection therewith;

               (ii) the  purchase  is  consummated   pursuant  to  a  negotiated
                    acquisition agreement on a non-hostile basis and approved by the target company's board of directors (and shareholders, if necessary) prior to the consummation of the Acquisition;

               (iii)if the  purchase  price  payable  in  respect  to  any  such
                    Acquisition (including, without limitation, cash or stock (other than Equity Interests (other than Disqualified Stock) of the Company) consideration paid and Indebtedness or other liabilities assumed) exceeds $25,000,000, prior to each such Acquisition, the Company shall have delivered to the Administrative Agent and the Lenders a certificate from one of the Authorized Officers, demonstrating that after giving effect to such Acquisition, on a pro forma basis in respect of each such Acquisition as if the Acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Company's most recently completed fiscal quarter, the Company would have been in compliance with the financial covenants in Section 7.4 and not otherwise in Default;

               (iv) if  the  purchase  price  for  the  Acquisition   (excluding
                    consideration in the form of the Company's Equity Interests (other than Disqualified Stock)) exceeds, together with all other Permitted Acquisitions permitted under this Section 7.3(f) during the same fiscal year, $40,000,000 (the "Permitted Acquisition Basket") (including the incurrence or assumption of any Indebtedness in connection therewith), the Required Lenders shall have consented to such Acquisition;

               (v) the businesses being acquired shall be similar to that of the Company and its Subsidiaries as of the Closing Date, related or incidental thereto or logical extensions thereof; and

               (vi) such   Acquisition   shall   be   structured   as  an  asset
                    acquisition, as an acquisition of one hundred percent (100%) of the outstanding voting equity securities of the target company or as a merger permitted hereby.

     (g) Investments. Neither the Company nor any of its Subsidiaries shall make any Investments, except for:

               (i)  Investments   by  the  Company  or  any  Subsidiary  in  any
                    Wholly-Owned Subsidiary which is a Guarantor;

               (ii) Investments   incurred  in  order  to  consummate  Permitted
                    Acquisitions otherwise permitted herein;

               (iii)Loans  giving  rise to  Indebtedness  permitted  by  Section
                    7.3(c)(iii);

               (iv) Investments  made or  arising  in  connection  with  Foreign
                    Intercompany Transfers;

               (v) Advances to employees for business expenses not to exceed $1,000,000 in the aggregate outstanding at any one time;

               (vi) other loans to employees in the ordinary  course of business not to exceed $5,000,000 in the aggregate outstanding at any one time;

               (vii) Investments in Cash Equivalents;

               (viii) Permitted Existing Investments; and

               (ix) other  Investments;  provided that the aggregate amount paid in cash of such Investments, net of Repatriated Funds over the term of this Agreement, shall not exceed the sum of (A) $30,000,000 (based on the initial amount invested) plus (B) proceeds from Investments permitted hereunder.

     (h) Transactions with Shareholders and Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make loans or advances to, any Affiliate of the Company which is not its Wholly-Owned
Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate, except for Restricted Payments permitted by Section 7.3(f).

     (i) Restriction on Fundamental Changes. Neither the Company nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Company's consolidated business or property (each such transaction a "Fundamental Change"), whether now or hereafter acquired, except (i) Fundamental Changes permitted under Sections 7.3(a), 7.3(b) or 7.3(f), (ii) a Subsidiary of the Company may be merged into or consolidated with the Company or any Wholly-Owned Subsidiary of the Company (in which case the Company or such Wholly-Owned Subsidiary shall be the surviving corporation); provided that if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary, if applicable, shall be a Guarantor hereunder, (iii) any liquidation of any Subsidiary of the Company into the Company or another Subsidiary of the Company, as applicable, and (iv) the Company may merge with any other Person, or any Subsidiary of the Company may consolidate or merge with any other Person; provided that (A) no Default or Unmatured Default shall exist immediately before or after giving effect to such Fundamental Change, (B) in the case of any merger of the Company, the Company is the surviving corporation in such merger and such merger is with a Person in a line of business substantially similar to that of the Company and its Subsidiaries as of the Closing Date or any business or activities which are similar, related or incidental thereto or logical extensions thereof, and (C) in the case of any merger or consolidation of any Subsidiary of the Company, the surviving corporation in such Fundamental Change is or becomes as a result thereof a Wholly-Owned Subsidiary of the Company and if the predecessor Subsidiary was a Guarantor, the surviving Subsidiary shall be a Guarantor hereunder, and (D) such transaction is with a Person in a line of business substantially similar to or related to that of the Company and its Subsidiaries as of the Closing Date or is a logical extension thereof.

     (j) Margin Regulations. Neither the Company nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (k) ERISA.

          (i)  The Company shall not:

               (A) engage, or permit any of its Subsidiaries to engage, in any material prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

               (B) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), with respect to any Benefit Plan, whether or not waived;

               (C) fail, or permit any Controlled Group member to fail, to pay timely required material contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (D) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any material liability of the Company or any Controlled Group member under Title IV of ERISA;

               (E) fail to make any material contribution or payment to any Multiemployer Plan which the Company or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

               (F) permit any unfunded liabilities with respect to any Foreign Pension Plan except to the extent that any such unfunded liabilities are being funded by annual contributions made by the Company or any member of its Controlled Group and such annual contributions are not less than the minimum amounts, if any, required under applicable local law;

               (G) fail, or permit any of its Subsidiaries or Controlled Group members to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment;

               (H) fail, or permit any Controlled Group member to fail, to pay any required material installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

               (I) amend, or permit any Controlled Group member to amend, a Plan resulting in a material increase in current liability for the plan year such that the Company or any Controlled Group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

     (ii) For purposes of this Section 7.3(k), "material" means any noncompliance or basis for liability which could reasonably be expected to subject the Company or any of its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000.

     (l) Fiscal Year. Neither the Company nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve-month period ending on Friday nearest to December 31 of each year, except as required by Agreement Accounting Principles or by law and disclosed to the Lenders and the Administrative Agent.

     (m) Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements evidencing Hedging Obligations, other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements entered into by the Company or its Subsidiaries pursuant to which the Company or its Subsidiaries has hedged its actual or anticipated interest rate, foreign currency or commodity exposure. Such permitted hedging agreements entered into by the Company or its Subsidiaries and any Lender or any Affiliate of any Lender are sometimes referred to herein as "Hedging Agreements".

     (n) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make Capital Expenditures in any fiscal year to the extent that during any fiscal year the aggregate amount of Capital Expenditures for the Company and its Subsidiaries would exceed $15,000,000, excluding any amount attributable to a Permitted Acquisition (the "Capital Expenditures Limit"). Notwithstanding the foregoing, in the event that the Company and its Subsidiaries do not expend the entire Capital Expenditures Limit for any fiscal year, the Company and its Subsidiaries may carry forward to the immediately succeeding fiscal year the unutilized portion of such Capital Expenditures Limit.

     (o) Restrictive Agreements. Other than (x) customary provisions in licenses or similar agreements that restrict the ability of the Company or its Subsidiaries to assign, transfer, license or sublicense any intellectual property subject to such license or agreement and (y) negative pledge provisions in Equipment financing agreements which restrict only Liens on the Equipment subject to such agreement together with any accessions, additions, replacements or proceeds of such Equipment, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Company or any Subsidiary to create Liens upon their assets securing the Obligations or of any Subsidiary to (i) pay dividends or make other distributions or Restricted Payments (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, (ii) make loans or advances to or other investments in the Company or any Subsidiary, (iii) repay loans or advances from the Company or any Subsidiary or (iv) transfer any of its properties to the Company or any Subsidiary.

     7.4 Financial Covenants.

     (a) Minimum Fixed Charge Coverage Ratio. The Company shall maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio for the four fiscal quarter period then ending of not less than 1.50:1:00.

     (b) Maximum Leverage Ratio. The Company shall at all times during the periods specified below maintain a Leverage Ratio for the four fiscal quarter period then ending of not greater than the ratio set forth below opposite such period:

Fiscal  Quarter Ending                          Leverage  Ratio
---------------------------------------------------------------
April 1, 2003 through  December 31, 2003        3.00:1:00

January 1, 2004 through June 30, 2004           2.75:1.00

July 1, 2004 through December 31, 2004          2.50:1.00

January 1, 2005 through December 31, 2005       2.25:1.00

January 1, 2006 and thereafter                  2.00:1.00

     (c) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than the sum of (i) $178,024,850 plus (ii) fifty percent (50%) of Net Income (if positive) calculated separately for each subsequent quarterly accounting period, in each case, excluding changes in cumulative foreign exchange translation adjustment, plus (iii) the aggregate amount of all Equity Interests issued after the Closing Date.

ARTICLE VIII
                                    DEFAULTS

     8.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

     (a)  Failure to Make  Payments  When Due.  The  Company  or any  Subsidiary
Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to any Loan or (ii) shall fail to pay within five (5) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) Breach of Certain Covenants. The Company or any Subsidiary Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on it under:

          (i)  Sections 7.1(b),  7.1(c), 7.1(f), 7.1(i), 7.2(j), 7.2(k), 7.2(l),
               7.3 or 7.4 or

          (ii) any section of this Agreement or any other Loan Document not covered by Section 8.1(a), 8.1(b)(i) or 8.1(m) and such failure shall continue unremedied for thirty (30) days after the occurrence thereof.

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any Subsidiary Borrower to the Administrative Agent or any Lender herein or by the Company or any Subsidiary Borrower or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate or information at any time given by any such Person pursuant to any of the Loan Documents shall be false in any material respect on the date as of which made or deemed made.

     (d) Default as to Other Indebtedness. The Company or any of its Subsidiaries shall fail to pay when due any Indebtedness in excess of $5,000,000 (any such Indebtedness being "Material Indebtedness"); or the Company or any of its Subsidiaries shall fail to perform (beyond the applicable grace period with respect thereto, if any) any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     (e) Involuntary Bankruptcy; Appointment of Receiver, Etc.

          (i) An involuntary case shall be commenced against the Company or any of the Company's Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within forty-five (45) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of the Company's Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of the Company's Subsidiaries or over all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of the Company's Subsidiaries or of all or a substantial part of the property of the Company or any of the Company's Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of the Company's Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within forty-five (45) days after entry, appointment or issuance.

     (f) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company or any of the Company's Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

     (g) Judgments and Attachments. Any money judgment(s) writ or warrant of attachment, or similar process against the Company or any Domestic Subsidiary or any of their respective assets involving in any single case or in the aggregate an amount in excess of $5,000,000 is or are entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

     (h) Dissolution. Any order, judgment or decree shall be entered against the Company or any Domestic Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of forty-five (45) days; or the Company or any Domestic Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (i) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Company to liability in excess of $5,000,000 or the Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000.

     (j) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and the Administrative Agent or the Required Lenders believe the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Company or any Controlled Group member to liability in excess of $5,000,000.

     (k) Change of Control. A Change of Control shall occur.

     (l) Guarantor Revocation. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect; in each case other than a Guarantor's ceasing to be a Subsidiary Borrower pursuant to
Section 2.21 hereof or the disposition of such Guarantor in any transaction permitted by Section 7.3(a) hereof.

     (m) Collateral Documents. Any Collateral Documents shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or any "Default" or "Unmatured Default" shall occur under and as defined in any Collateral Document or shall deny, or give notice to such effect, that it has any further liability under such Collateral Document or any Collateral Document shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Collateral Document.

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 9.2.

ARTICLE IX
                   ACCELERATION, DEFAULTING LENDERS; WAIVERS,
                             AMENDMENTS AND REMEDIES

     9.1 Termination of Revolving Loan Commitments; Acceleration. If any Default described in Section 8.1(e) or 8.1(f) occurs with respect to the Company or any Subsidiary Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of any Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders, or the Administrative Agent acting at the direction of the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

     9.2 Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default or Unmatured Default hereunder; provided that no such supplemental agreement shall, without the consent of each Lender directly affected thereby:

     (a) Postpone or extend the Revolving Loan Termination Date, the Term Loan Maturity Date or any other date scheduled for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.12 hereof).

     (b) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

     (c) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders hereunder specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders", "Pro Rata Revolving Share", "Pro Rata Share" or "Pro Rata Term Share".

     (d) Increase the amount of the Revolving Loan Commitment of any Lender hereunder.

     (e) Permit the Company or any Subsidiary Borrower to assign its rights under this Agreement or any Guaranty.

     (f) Release the Company or any Guarantor from any of its obligations under the Guaranty set forth in Article X hereof or any other Guaranty.

     (g) Amend this Section 9.2.

     (h) Release all or a substantial portion of the collateral pledged pursuant to the Collateral Documents (except as expressly provided therein).

         No amendment of any provision of this Agreement relating to (a) the Administrative Agent shall be effective without the written consent of the Administrative Agent, (b) any Issuing Bank shall be effective without the written consent of such Issuing Bank and (c) any Swing Line Loan shall be effective without the written consent of the Swing Line Bank. The Administrative Agent may waive payment of the fee required under Section 14.3(b) without obtaining the consent of any of the Lenders.

     9.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Company or any other Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the requisite number of Lenders required pursuant to Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE X
                                    GUARANTY

     10.1 Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Subsidiary Borrower and to make, issue and participate in Letters of Credit and Swing Line Loans, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future obligations including without limitation the Obligations, of each Subsidiary Borrower to the Administrative Agent, the Lenders, the Swing Line Bank, the Issuing Lenders, or any of them, under or with respect to the Loan Documents, whether for principal, interest (including interest accruing after the commencement of any bankruptcy insolvency or similar proceeding whether or not allowed as a claim in such proceeding), fees, expenses or otherwise (collectively, the "Guaranteed Obligations", and each such Subsidiary Borrower being an "Obligor" and collectively, the "Obligors").

     10.2 Waivers. The Company waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Obligor or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue any Obligor, any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Obligors.

     10.3 Guaranty Absolute. This Guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this Guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this Guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this Guaranty; (g) any change in the ownership of any Obligor or the insolvency, bankruptcy or any other change in the legal status of any Obligor; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Obligor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; (j) the existence of any claim, setoff or other rights which the
Company may have at any time against any Obligor, or any other Person in connection herewith or an unrelated transaction; (k) the Administrative Agent's or any Lender's election, in any case or proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (l) any borrowing, use of cash collateral, or grant of a security interest by the Company, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (m) the disallowance of all or any portion any Lender's claims for repayment of the Guaranteed Debt under section 502 or 506 of the United States Bankruptcy Code; or (n) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Obligor of the Guaranteed Obligations in the manner agreed upon between the Obligor and the Administrative Agent and the Lenders.

     10.4 Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Obligor guaranteed under this Article X may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 9.1 hereof for purposes of this Article X, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Obligor or otherwise) preventing such declaration as against such Obligor and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Obligor) shall forthwith become due and payable by the Company for purposes of this Article X.

     10.5 Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company, any other Borrower or any other Guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to any Lender or the Administrative Agent, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company, such other Guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     10.6 Subrogation. Until the irrevocable payment in full of the Obligations and termination of all commitments which could give rise to any Guaranteed Obligation, the Company shall have no right of subrogation with respect to the Guaranteed Obligations, and hereby waives any right to enforce any remedy which the Administrative Agent and/or the Lenders now has or may hereafter have against the Company, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and the Company hereby waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or the Lenders to secure payment of the Guaranteed Obligations or any part thereof or any other liability of any Obligor to the Administrative Agent and/or the Lenders.

     10.7 Termination Date. Subject to Section 10.5, this Guaranty shall continue in effect until the later of (a) the Facility Termination Date, and (b) the date on which this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.

ARTICLE XI
                               GENERAL PROVISIONS

     11.1 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive delivery of this Agreement and the making of the Loans herein contemplated so long as any principal, accrued interest, fees, or any other amount due and payable under any Loan Document is outstanding and unpaid (other than contingent reimbursement and indemnification obligations) and so long as the Revolving Loan Commitments have not been terminated.

     11.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or any other Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     11.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     11.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof other than the Fee Letter.

     11.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other Lender (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Any obligation of "the Borrowers" hereunder shall be the joint and several obligation of the Borrowers. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     11.6 Expenses; Indemnification.

     (a) Expenses. The Borrowers shall reimburse the Administrative Agent for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, Issuing Banks and Swing Line Bank) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, proposed or completed amendment, waiver or modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Arranger and each of the Lenders for any costs and out-of-pocket expenses (including reasonable attorneys' and
paralegals'   fees  and  time  charges  of  attorneys  and  paralegals  for  the
Administrative Agent, the Arranger and each Lender, which attorneys and paralegals may be employees of the Administrative Agent, the Arranger, or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. The Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this Section 11.6(a).

     (b) Indemnity. The Borrowers hereby further agree to indemnify the Administrative Agent, the Arranger, the Issuing Banks and each and all of the Lenders and each of their respective Affiliates, and each of the Administrative Agent's, Arranger's, Issuing Bank's, Lender's and Affiliate's directors, officers, employees, attorneys and agents (all such persons, "Indemnitees") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnitee is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

     (c) Waiver of Certain Claims. The Borrowers further agree to assert no claim against any of the Indemnitees on any theory of liability seeking consequential, special, indirect, exemplary or punitive damages.

     (d) Survival of Agreements. The obligations and agreements of the Borrowers under this Section 11.6 shall survive the termination of this Agreement.

     11.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     11.8  Accounting.  Except with respect to the pricing grid  calculations in
Section 2.15 and the financial covenant calculations in Section 7.4, both of which shall be made in accordance with Agreement Accounting Principles as in effect on the date hereof, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with generally accepted accounting principles as in effect from time to time, consistently applied.

     11.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.10 Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers or the Guarantors. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Borrower or Guarantor to review or inform any Borrower or Guarantor of any matter in connection with any phase of the Borrowers' business or operations.

     11.11 GOVERNING LAW. ANY DISPUTE BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     11.12 CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (a) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (b) BELOW, EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (a) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (b) OTHER JURISDICTIONS. EACH BORROWER AGREES THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY OTHER HOLDER OF OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH BORROWER OR ITS RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER ANY BORROWERS (2) IN ORDER TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN
FAVOR OF SUCH PERSON OR (3) FORECLOSE ON COLLATERAL LOCATED IN SUCH JURISDICTION. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE UNRELATED COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON ANY SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (b).

     (c) VENUE. EACH BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF
SECTION 11.6 AND THIS SECTION 11.12, WITH ITS COUNSEL.

     11.13 Other Transactions. Each of the Administrative Agent, the Arranger, the Lenders, the Issuing Banks, the Swing Line Bank and the Borrowers acknowledge that the Administrative Agent and the Lenders (or Affiliates of the Administrative Agent and the Lenders) may, from time to time, effect transactions for their own accounts or the accounts of customers, and hold positions in loans or options on loans of the Company, the Company's
Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. In addition, certain Affiliates of one or more of the Lenders are or may be securities firms and as such may effect, from time to time, transactions for their own accounts or for the accounts of customers and hold positions in securities or options on securities of the Company, the Company's Subsidiaries and other companies that may be the subject of this credit arrangement and nothing in this Agreement shall impair the right of any such Person to enter into any such transaction (to the extent it is not expressly prohibited by the terms of this Agreement) or give any other Person any claim or right of action hereunder as a result of the existence of the credit arrangements hereunder, all of which are hereby waived. Other business units affiliated with the Administrative Agent may from time to time provide other financial services and products to the Company and its Subsidiaries.

ARTICLE XII
                            THE ADMINISTRATIVE AGENT

     12.1 Appointment; Nature of Relationship. BNS is appointed by the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XII. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Holder of Obligations by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent
(i) does not assume any fiduciary  duties to any of the Holders of  Obligations,
(ii) is a  "representative"  of the Holders of Obligations within the meaning of
Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates as Holders of Obligations, agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Holder of Obligations waives.

     12.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

     12.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Person.

     12.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or (e) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Company or any of its Subsidiaries.

     12.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all owners of Loans and on all Holders of Obligations. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     12.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

     12.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     12.8 The Administrative Agent's, Issuing Banks' and Swing Line Bank's Reimbursement and Indemnification.

     (a) The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares to the extent not reimbursed by the Borrowers or from the Collateral (i) for any expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (ii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Administrative Agent.

     (b) The Lenders with a Revolving Loan Commitment agree to reimburse and indemnify the Administrative Agent, the Issuing Banks and the Swing Line Bank ratably in proportion to their respective Pro Rata Revolving Shares to the extent not reimbursed by the Borrowers or from the Collateral (and without duplication of clause (a) above) (i) any amounts not reimbursed by any Borrower for which the Administrative Agent, the Issuing Banks and the Swing Line Bank are entitled to reimbursement by any Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent, any Issuing Bank or the Swing Line Bank on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, any Issuing Bank or the Swing Line Bank in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of the Administrative Agent, the applicable Issuing Bank or the Swing Line Bank.

     12.9 Rights as a Lender. With respect to its Revolving Loan Commitment, Loans made by it, Swing Line Loans made by it and Letters of Credit issued by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders", "Swing Line Bank", "Issuing Bank" or "Issuing Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     12.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     12.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a Lender or commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     12.12 No Duties Imposed Upon Co-Syndication Agents, Co-Documentation Agents or Arranger. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as "Co-Syndication Agent", "Co-Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, (a) expressly granted indemnification rights and (b) if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as "Co-Syndication Agent", "Co-Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 12.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     12.13 Collateral Agent. The Lenders agree that the Administrative Agent may, on their behalf, appoint a Collateral Agent under the Mortgages with respect to real estate located in the State of Ohio and related title insurance, surveys and other documentation. All references to the "Administrative Agent" in
Article XII shall also be deemed to be references to the Collateral Agent.

ARTICLE XIII
                            SETOFF; RATABLE PAYMENTS

     13.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, subject to the prior consent of the Administrative Agent, any Indebtedness from any Lender to the Company or any other Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     13.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 4.1, 4.2 or 4.4 and payments expressly hereunder provided to be distributed on other than a pro rata basis or payments made and distributed in accordance with Section 2.12) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     13.3 Application of Payments. The Administrative Agent shall apply all payments and prepayments in respect of any Obligations in the following order:

     first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the applicable Borrower and to pay any Swing Line Loan or Reimbursement Obligation that has not been paid;

     second, to the ratable payment of the Obligations then due and payable;

     and third, to the ratable payment of all other Obligations.

     13.4 Relations Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

ARTICLE XIV
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     14.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have any right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 14.1(a) shall be null and void, and (b) any assignment by any Lender must be made in compliance with Section 14.3 hereof. Notwithstanding clause (b) of this Section 14.1 or Section 14.3, (i) any Lender may at any time, without the consent of any Borrower or the Administrative Agent (unless a Default or Unmatured Default has occurred and is continuing, in which case the consent of the Administrative Agent shall be required, which consent shall not unreasonably be withheld), assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a fund or commingled investment vehicle that invests in commercial loans in the ordinary course of its business may at any time, without the consent of any Borrower or the Administrative Agent (unless a Default or Unmatured Default has occurred and is continuing, in which case the consent of the Administrative Agent shall be required, which consent shall not unreasonably be withheld), pledge or assign all or any part of its rights under this Agreement to a trustee or other representative of holders of obligations owed or securities issued by such Lender as collateral to secure such obligations or securities; provided that no such assignment or pledge shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat each Lender as the owner of the Loans made by such Lender hereunder for all purposes hereof unless and until such Lender complies with Section 14.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Loan, Revolving Loan Commitment, L/C Interest or any other interest of a lender under the Loan Documents agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any Loan, shall be conclusive and binding on any subsequent owner, transferee or assignee of such Loan.

     14.2 Participations.

     (a) Permitted Participants;  Effect. Subject to the terms set forth in this
Section 14.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Loan Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata or non-pro rata basis. Notice of such participation to the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. Upon receiving said notice, the Administrative Agent shall record the participation in the Register it maintains. Moreover, notwithstanding such recordation, such participation shall not be considered an assignment under Section 14.3 and such Participant shall not be considered a Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of all Loans made by it for all purposes under the Loan Documents, all amounts payable by the applicable Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the applicable Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article IV and Section 9.2, the Participants shall be entitled to the same rights as if they were Lenders.

     (b) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Letter of Credit or Revolving Loan Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Revolving Loan Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment.

14.3     Assignments.

     (a) Permitted Assignments. (i) Any Lender (each such assigning Lender under this Section 14.3 being an "Assigning Lender") may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (other than the Company or any of its Affiliates) ("Purchasers") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Revolving Loan Commitment, any Loans owing to it, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with the provisions of this Section 14.3; provided that any assignments of Revolving Loans and Revolving Loan Commitments shall be made pro rata with participations in Letters of Credit and Swing Line Loans, and shall require the consent of the Issuer and the Swing Line Lender. Such assignment shall be substantially in the form of Exhibit C hereto and shall not be permitted hereunder unless such assignment is either for all of such Assigning Lender's rights and obligations under the Loan Documents or, without the prior written consent of the Administrative Agent and the Company, involves loans and commitments as a consequence of which neither the Assigning Lender nor the Purchaser will have a Revolving Loan Commitment and Term Loans, collectively, of less than $3,000,000; provided that the foregoing restrictions with respect to such Revolving Loan Commitments or Term Loans having a minimum aggregate amount (A) shall not apply to any assignment between Lenders, or to an Affiliate or Approved Fund of any Lender, and (B) in any event may be waived by the Administrative Agent. The written consent of the Administrative Agent, and, prior to the occurrence of a Default, the Company (which consent, in each such case, shall not be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate or Approved Fund of such Lender.

     (ii) Notwithstanding anything to the contrary contained herein, any Lender (each such Lender, a "Granting Bank") may grant to a special purpose funding vehicle (each such special purpose funding vehicle, a "SPC"), identified as such in writing from time to time by the applicable Granting Bank to the Administrative Agent and the Company, the option to provide to the Company and the other Borrowers all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the applicable Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the applicable Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by any SPC hereunder shall utilize the Revolving Loan Commitment of the applicable Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or other similar payment obligation under this Agreement (all liability for which shall remain with the applicable Granting Bank). All notices hereunder to any Granting Bank or the related SPC, and all payments in respect of the Obligations due to such Granting Bank or the related SPC, shall be made to such Granting Bank. In addition, each Granting Bank shall vote as a Lender hereunder without giving effect to any assignment under this Section 14.3(a)(ii), and not SPC shall have any vote as a Lender under this Agreement for any purpose. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereto. In addition, notwithstanding anything to the contrary contained in this Section 14.3, any SPC may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing or administrative fee therefor, assign all or a portion of its interest in any Advances to the Granting Bank or to any financial institutions (consented to by the Company and the Administrative Agent in accordance with the terms of Section 14.3(a)(i)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (B) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 14.3(a)(ii) may not be amended without the written consent of each SPC affected thereby.

     (b) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit C hereto (a "Notice of Assignment"), together with any consent required by Section 14.3(a), (ii) payment of a $3,500 fee by the assignee or the assignor (as agreed) to the Administrative Agent for processing such assignment, and
(iii) the completion of the recording requirements in Section 14.3(c), such assignment shall become effective on the later of such date when the requirements in clauses (i), (ii), and (iii) are met or the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the Assigning Lender with respect to the percentage of the Aggregate Revolving Loan Commitment, Loans and Letter of Credit and Swing Line Loan participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 14.3(b), the Assigning Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, to the extent notes have been issued to evidence any of the transferred Loans, replacement notes are issued to such Assigning Lender and new notes or, as appropriate, replacement notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Loan Commitment, as adjusted pursuant to such assignment. Notwithstanding anything to the contrary herein, no Borrower shall, at any time, be obligated to pay under Section 2.14(e) to any Lender that is a Purchaser, assignee or transferee any sum in excess of the sum which such Borrower would have been obligated to pay to the Lender that was the Assigning Lender, assignor or transferor had such assignment or transfer not been effected.

     (c) The Register. Notwithstanding anything to the contrary in this Agreement, each Borrower hereby designates the Administrative Agent, and the Administrative Agent hereby accepts such designation, to serve as such Borrower's contractual representative solely for purposes of this Section 14.3(c). In this connection, the Administrative Agent shall maintain at its address referred to in Section 15.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 14.3 and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Revolving Loan Commitment of each Lender, the principal amount of and interest on the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this
Section 14.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     14.4 Confidentiality. Subject to Section 14.5, the Administrative Agent and the Lenders and their respective representatives shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Company or any other Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or investment practices and in any event may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or any securities exchange or similar self-regulatory organization or representative thereof or pursuant to a regulatory examination or legal process, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Company; provided that each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Company in connection with this Agreement.

     14.5 Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Company and its Subsidiaries; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 14.4 the confidentiality of any confidential information described therein.

ARTICLE XV
                                     NOTICES

     15.1 Giving Notice. Except as otherwise permitted by Section 2.10(d) with respect to Borrowing/Conversion/Continuation Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

     15.2 Change of Address. The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

     15.3 Authority of Company. Each of the Subsidiary Borrowers, by its execution hereof or of an Assumption Letter (a) irrevocably authorizes the Company, on behalf of such Subsidiary Borrower, to give and receive all notices under the Loan Documents and to make all elections under the Loan Documents and to give all Borrowing/Conversion/Continuation Notices on its behalf, (b) agrees to be bound by any such notices or elections and (c) agrees that the Administrative Agent and Lenders may rely upon any such policies or elections as if they had been given or made by such Subsidiary Borrower.

ARTICLE XVI
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the
Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                      [Signature page to Credit Agreement]

         IN WITNESS WHEREOF, the Company, the Subsidiary Borrowers, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.



                            TRIMBLE NAVIGATION LIMITED,
                            as the Company

                            By:  /s/ John E. Huey
                                 ----------------
                                 Name:  John E. Huey
                                 Title: Treasurer

                            Address:       645 North Mary Avenue
                                           Sunnyvale, CA 94086
                            Attention:     Mary Ellen Genovese
                            Telephone No.: (408) 481-7856
                            Facsimile No.: (408) 481-2996


                            THE BANK OF NOVA SCOTIA,
                            as Administrative Agent, Issuing Bank, Swing Line Bank and a Lender



                            By:  /s/ Liz Hanson
                                 --------------
                                 Name: Liz Hanson
                                 Title: Director

                            Address:       The Bank of Nova Scotia
                                           580 California Street, Suite 2100
                                           San Francisco, CA 94104

                            Attention:     Liz Hanson
                            Telephone No.: (415) 616-4153
                            Facsimile No.: (415) 397-0791


                            FLEET NATIONAL BANK,
                            as a Co-Syndication Agent and as a Lender

                            By:  /s/ Lee A. Merkle-Raymond
                                 -------------------------
                                 Name:  Lee A. Merkle-Raymond
                                 Title: Managing Director

                            Address:       435 Tasso Street
                                           Palo Alto, CA 94301
                            Attention:     Lee A. Merkle-Raymond
                            Telephone No.: (650) 470-4130
                            Facsimile No.: (650) 853-1425


                            GENERAL ELECTRIC CAPITAL CORPORATION,
                            as a Co-Syndication Agent and as a Lender

                            By:  /s/ Howard Bailey
                                 -----------------
                                 Name:  Howard Bailey
                                 Title: Duly Authorized Signatory

                            Address: 6130 Stoneridge Mall Road, Suite 300 Pleasanton, CA 94588



                            UNION BANK OF CALIFORNIA,
                            as a Co-Documentation Agent and as a Lender

                            By:  /s/ Allan B. Miner
                                 ------------------
                                 Name:  Allan B. Miner
                                 Title: Vice President

                            Address:



                            WELLS FARGO BANK,
                            as a Co-Documentation Agent and as a Lender

                            By:  /s/ Jillian Richardson
                                 ----------------------
                                 Name:  Jillian Richardson
                                 Title: Vice President

                            Address:       Wells Fargo Bank
                                           400 Hamilton Avenue
                                           Palo Alto, CA 94301

                            US BANK, N.A.
                            as a Lender


                            By:  /s/ Douglas A. Rich
                                 -------------------
                                 Name:  Douglas A. Rich
                                 Title: Vice President

                            Address:       555 S.W. Oak St., Suite 400
                                           Portland, OR  97204
                                           Phone: 503-275-6738
                                           Fax:   503-275-5428


                            ALLIED IRISH BANKS, p.l.c.
                            as a Lender

                            By:  /s/ John Farrace
                                 -------------------
                                 Name:  John Farrace
                                 Title: SVP

                            By:  /s/ Joseph Augustini
                                 --------------------
                                 Name:  Joseph Augustini
                                 Title: VP

                            Address:       405 Park Avenue - 2nd Floor
                                           New York, NY 10022


                            NORDEA BANK FINLAND PLC, NEW YORK
                            as a Lender


                            By:  /s/ Ulf Forsstrom
                                 -------------------
                                 Name:  Ulf Forsstrom
                                 Title: Vice President

                            By:  /s/ Henrik M. Steffensen
                                 ------------------------
                                 Name:  Henrik M. Steffensen
                                 Title: First Vice President

                            Address:       437 Madison Avenue
                                           New York, NY  10022



                            BANK OF AMERICA,
                            as a Lender

                            By:  /s/ John C. Plecque
                                 -------------------
                                 Name:  John C. Plecque
                                 Title: Senior Vice President

                            Address:       530 Lytton Avenue, 2nd Floor
                                           Palo Alto, CA  94301-1539

                                     ANNEX I

                          LOAN COMMITMENTS AND AMOUNTS


                                              Amount of Revolving                             Total Commitment/
Lender                                          Loan Commitment      Term Loan Commitment          Loans
The Bank of Nova Scotia                         $19,642,857.14          $10,714,285.72          $30,357,142.86
Fleet National Bank                             $17,857,142.86          $ 7,142,857.14          $25,000,000.00
GE Capital                                      $17,857,142.86          $ 7,142,857.14          $25,000,000.00
Union Bank of California, N.A.                  $17,857,142.86          $ 7,142,857.14          $25,000,000.00
Wells Fargo Bank                                $17,857,142.86          $ 7,142,857.14          $25,000,000.00
Nordea Bank Finland PLC, New York Branch        $10,714,285.71          $ 4,285,714.29          $15,000,000.00
Bank of America, N.A.                           $ 8,928,571.43          $ 3,571,428.57          $12,500,000.00
US Bank, N.A.                                   $ 7,142,857.14          $ 2,857,142.86          $10,000,000.00
Allied Irish Bank                               $ 7,142,857.14          $         0.00          $ 7,142,857.14
TOTAL                                          $125,000,000.00          $50,000,000.00         $175,000,000.00
                                               ===============          ==============         ===============